                                                              EXHIBIT 99.2

                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE


IN RE:                           (S)      Chapter 11
                                 (S)
PRATT CASINO CORPORATION         (S)      Jointly Administered
PRT FUNDING CORP.                (S)      Under Case No. 99-1204
NEW JERSEY MANAGEMENT, INC.      (S)
                                 (S)
     Debtors.                    (S)
                                 (S)

--------------------------------------------------------------------------------

               DEBTORS' FIRST AMENDED JOINT DISCLOSURE STATEMENT
     UNDER 11 U.S.C. (S) 1125, AS MODIFIED JULY 7, 1999, IN SUPPORT OF THE
              DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION
                 DATED JUNE 21, 1999, AS MODIFIED JULY 7, 1999

--------------------------------------------------------------------------------

THIS DISCLOSURE STATEMENT (HEREIN SO CALLED) HAS BEEN PREPARED BY PRATT CASINO CORPORATION ("PCC"), PRT FUNDING CORP. ("PRT"), AND NEW JERSEY MANAGEMENT, INC. ("NJMI") (COLLECTIVELY, THE "DEBTORS") AND DESCRIBES THE TERMS AND PROVISIONS OF THE DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION DATED JUNE 21, 1999, AS MODIFIED JULY 7, 1999 (THE "PLAN"). ANY TERM USED IN THIS DISCLOSURE STATEMENT THAT IS NOT DEFINED HEREIN HAS THE MEANING ASCRIBED TO THAT TERM IN THE PLAN.

THE DEBTORS URGE YOU TO ACCEPT THE PLAN. IN THE EVENT THE PLAN IS NOT CONFIRMED, IT IS LIKELY THAT THE DEBTORS WILL BE FORCED TO LIQUIDATE THEIR ASSETS UNDER CHAPTER 7 OF THE BANKRUPTCY CODE. IN A CHAPTER 7 LIQUIDATION, THE DEBTORS BELIEVE UNSECURED CREDITORS WOULD RECEIVE FAR LESS THAN IS CONTEMPLATED BY THE PLAN.

HAYNES AND BOONE, L.L.P.
Robert D. Albergotti, Esquire
Stacey Jernigan, Esquire
901 Main Street, Suite 3100
Dallas, Texas 75201-3714
Telephone: (214) 651-5000
Telecopy:  (214) 651-5940

KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP
Steven K. Kortanek, Esquire
Jeffrey Kurtzman, Esquire
Carolyn Hochstadter Dicker, Esquire
919 Market Street, Suite 1000
Wilmington, Delaware 19801-3062
Telephone: (302) 426-1189

CO-COUNSEL TO THE DEBTORS

                               TABLE OF CONTENTS

                                                                                       Page
SUMMARY OF THE PLAN....................................................................    1

I.     INTRODUCTION....................................................................    2
       A.   Filing of the Debtors' Chapter 11 Reorganization Cases.....................    2
       B.   Purpose of Disclosure Statement............................................    3
       C.   Hearing on Confirmation of the Plan........................................    5
       D.   Sources of Information.....................................................    5

II.    EXPLANATION OF CHAPTER 11.......................................................    6
       A.   Overview of Chapter 11.....................................................    6
       B.   Plan of Reorganization.....................................................    6

III.   VOTING PROCEDURES AND REQUIREMENTS FOR CONFIRMATION.............................    8
       A.   "Voting Claims" -- Parties Entitled to Vote................................    8
       B.   Return of Ballots..........................................................    9
            1.   Voting Record Date....................................................    9
            2.   Special Procedures for Ballots of Holders of Debt Securities
                 (i.e., the Existing PRT Notes)........................................    9
                  ----
            3.   Deadline for Submission of Ballots....................................   10
       C.   Confirmation of Plan.......................................................   11
            1.   Solicitation of Acceptances...........................................   11
            2.   Requirements for Confirmation of the Plan.............................   12
            3.   Acceptances Necessary to Confirm the Plan.............................   13
            4.   Cramdown..............................................................   14

IV.    BACKGROUND OF THE DEBTORS.......................................................   15
       A.   Nature of the Debtors' Business: Overview of Assets and Liabilities........   15
            1.   PRT: The Primary Obligor on the Existing PRT Notes....................   15
            2.   PCC: The Guarantor of the Existing PRT Notes and also
                 "Holding" Company for Certain Other Entities..........................   15
            3.   NJMI: Former Manager of Sands Now Defunct.............................   16
       B.   Information on Related Entities............................................   16
            1.   Sands Debtors.........................................................   16
            2.   Ultimate Corporate Parent.............................................   17
       C.   Recap: Assets and Liabilities of the Three Debtors as of Petition Date.....   18
            1.   PCC...................................................................   18
            2.   PRT...................................................................   19
            3.   NJMI..................................................................   19
       D.   Existing and Potential Litigation/Proceedings..............................   20
       E.   Preference and Other Avoidance Litigation..................................   24
            1.   Generally.............................................................   24
            2.   Certain Released Avoidance Actions....................................   24

V.     EVENTS LEADING TO BANKRUPTCY....................................................   25

VI.    POST-BANKRUPTCY OPERATIONS AND SIGNIFICANT EVENTS.............................. 26
       A.   Post-Bankruptcy Operations................................................ 26
       B.   Significant Orders Entered During the Case................................ 26
            1.    First Day Orders.................................................... 26
            2.    Official Unsecured Creditors Committee.............................. 26
       C.   Professionals' Fees and Expenses.......................................... 27
            1.    Professionals employed by the Debtors............................... 27
            2.    Professionals employed by the Creditors Committee................... 27

VII.   DESCRIPTION OF THE PLAN........................................................ 28
       A.   Introduction.............................................................. 28
       B.   Designation of Claims and Interests....................................... 28
       C.   Treatment of Claims and Interests......................................... 30
            1.    Treatment of Unclassified Claims.................................... 30
            2.    Classification and Treatment of Classified Claims and Interests..... 31

VIII.  MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN............................. 33
       A.   Pro Rata Payments in Respect of Management Contracts...................... 33
       B.   Plan Implementation Steps Occurring on and After the Effective Date....... 33
       C.   Merger/Liquidation of Corporate Entities.................................. 36
       D.   Transfer of Assets to the Liquidating Trust............................... 36
            1.    Initial Delivery of Assets to the Liquidating Trust................. 36
            2.    Chapter 11 Payables Reserve Conveyed to Newco....................... 37
            3.    Undertaking Regarding Chapter 11 Payables Reserve................... 37
       E.   Ratification of Liquidating Trust Agreement............................... 37
            1.    Powers and Duties................................................... 37
            2.    Compensation of Liquidating Trustee................................. 37
            3.    Limitation of Liability............................................. 38
            4.    Right to Hire Professionals and Agents.............................. 38
            5.    Tax Treatment of the Liquidating Trust.............................. 38
            6.    Termination of Liquidating Trust.................................... 39
       F.   Cancellation of Old Securities............................................ 39
       G.   Registration Exemption for Newco Warrants, Beneficial Interests
            in Liquidating Trust and Reorganized PCC Undertaking...................... 39
       H.   Objections to Claims...................................................... 39

IX.    CONDITIONS TO CONFIRMATION OF PLAN............................................. 40
       A.   Conditions to Confirmation................................................ 40
       B.   Waiver of Conditions...................................................... 40
       C.   Regulatory Conditions Not Waivable........................................ 40

X.     CONDITIONS TO EFFECTIVENESS OF THE PLAN........................................ 41
       A.   Conditions to Effectiveness............................................... 41
       B.   Waiver of Conditions...................................................... 41

XI.    FUTURE BUSINESS OF REORGANIZED PCC AND NEWCO................................... 41

         A.   Ownership and Future Business of Reorganized PCC................. 41
         B.   Composition of Management and Directors of Reorganized PCC....... 41
         C.   Ownership and Future Business of Newco........................... 42
         D.   Composition of Management and Directors of Newco................. 42
E.       Liquidating Trust..................................................... 42

XII.     RISKS AND FEASIBILITY................................................. 42
         A.   Risks Relative to the PRT Noteholders............................ 42
         B.   Risks Relative to Claims Other than PRT Noteholder Claims........ 45

XIII.    ALTERNATIVES TO PLAN AND LIQUIDATION ANALYSIS......................... 45
         A.   Dismissal........................................................ 45
         B.   Chapter 7 Liquidation............................................ 45

XIV.     CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN..... 47
         A.   Treatment of the Debtors......................................... 48
              1.    Transaction Steps.......................................... 48
              2.    Cancellation of Debt....................................... 48
         B.   Consequences to PRT Noteholders.................................. 49
              1.    Generally.................................................. 49
              2.    Receipt of Interest........................................ 49
              3.    Backup Withholding......................................... 49
              4.    Tax Treatment of Liquidating Trust......................... 50

XV.      MISCELLANEOUS PROVISIONS.............................................. 51
         A.   Issuance of "Securities" under the Plan.......................... 51
              1.    Potential Post-Confirmation Transfers of the Newco
                    Warrants and/or Beneficial Interests in Liquidating
                    Trust and/or the undertaking of the Reorganized PCC
                    pursuant to Section 6.2(J) of the Plan..................... 52
              2.    Certain Transactions by Stockbrokers....................... 54

         B.   No Liability for Solicitation or Participation................... 54

XVI.     CONCLUSION............................................................ 54

                                   EXHIBITS
                                   --------

Exhibit A:     The Debtors' First Amended Joint Plan of Reorganization Dated
               June 21, 1999, as Modified July 7, 1999



                                  APPENDICES
                                  ----------


A.   Corporate Organizational Chart

B.   1997 and 1998 10Ks and 1999 (first quarter)10Q

C.   Voting Agreement Dated as of April 28, 1999

                    IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

IN RE:                          (S)     Chapter 11
                                (S)
PRATT CASINO CORPORATION        (S)     Jointly Administered
PRT FUNDING CORP.               (S)     Under Case No. 99-1204
NEW JERSEY MANAGEMENT, INC.     (S)
                                (S)
     Debtors.                   (S)
                                (S)

--------------------------------------------------------------------------------

               DEBTORS' FIRST AMENDED JOINT DISCLOSURE STATEMENT
     UNDER 11 U.S.C. (S) 1125, AS MODIFIED JULY 7, 1999, IN SUPPORT OF THE
              DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION
                 DATED JUNE 21, 1999, AS MODIFIED JULY 7, 1999

--------------------------------------------------------------------------------


                              SUMMARY OF THE PLAN

     Claims Other than PRT Noteholder Claims. This case is essentially about restructuring or otherwise satisfying the indebtedness associated with those certain outstanding $85 million principal amount of 11 5/8% Senior Notes, issued by PRT, and due April 15, 2004, under that certain indenture, dated as of February 15, 1994, by and among PRT, as issuer, PCC, as guarantor, and Shawmut Bank National Association, as Trustee (succeeded by U.S. Bank National Association), as supplemented by that certain First Supplemental Indenture, dated as of April 20, 1998, by and among PRT, as issuer, PCC, as guarantor, and U.S. Bank National Association, as Trustee (such Notes are defined in the Plan as the "Existing PRT Notes"). All other Claims of Creditors of the Debtors (of which there are very few) will be unimpaired under the Plan, in that they will be paid in cash in full on the Effective Date or as soon as they become Allowed Claims (except for certain intercompany and/or insider Claims). It is anticipated that the only significant "other" Claims against the Debtors will be Administrative Claims.

     "Cash Take-Out." The Plan contemplates, in principal part, in accordance with detailed steps that are set forth in Sections 6.1 and 6.2 of the Plan, a
                                          ------------     ---
$40,329,375 cash "take-out" of the Existing PRT Notes.

     Liquidating Trust. In addition to the $40,329,375 cash consideration that the Plan contemplates will ultimately be distributed Pro Rata to the holders of
                                                     --- ----
Existing PRT Notes, the Plan also contemplates that a Liquidating Trust will be established, the beneficial interests of which shall be distributed to the holders of Existing PRT Notes. With the exception of the Tunica Consulting

Agreement and PCC's partnership interest in PMLP (which are discussed below) substantially all remaining assets of PCC, PRT and NJMI shall be irrevocably delivered and conveyed to the Liquidating Trust (or, in the case of cash, to the Disbursing Agent), for the benefit of the PRT Noteholders. It is anticipated that the assets of the Liquidating Trust shall consist substantially of the following: (1) various claims that the Debtors have in those certain administratively consolidated Chapter 11 bankruptcy cases of Greate Bay Hotel and Casino, Inc. ("GBHC"), GB Holdings, Inc. ("GBH") and GB Property Funding Corp. ("GBPF"), pending in the United States Bankruptcy Court for the District of New Jersey, Camden Division, Case No. 98-10001(JW); and (2) certain warrants in a newly formed company ("Newco"), which company will be the 79% owner of GBH (and will also be a 100% direct subsidiary of PPI Corporation ("PPI"), the current parent company of PCC), and which warrants will only be distributable to the beneficial interest holders of the Liquidating Trust and will only be exercisable upon the obtaining of requisite regulatory approvals from the New Jersey Casino Control Commission. Except for the Newco Warrants (which are subject to the regulatory approvals just described), the Liquidating Trustee will liquidate the assets of the Liquidating Trust and will make distributions to the beneficial interest holders from time to time.

     The various detailed steps that will be necessary to implement the Plan are set forth in Sections 6.1 and 6.2 of the Plan. The objective of the Plan is to
             ------------     ---
provide the PRT Noteholders with as much as possible of the value that was originally bargained for in connection with the issuance of the Existing PRT Notes. The only assets of the Debtors that are not being distributed to the PRT Noteholders under the Plan are: (1) the cash required to pay the handful of "other" Claims against the Debtors; and (2) the rights of PCC in the Tunica Consulting Agreement; and (3) the rights of PCC in regard to the PMLP Partnership Agreement and, specifically, the Aurora Management Contract. As explained in further detail hereinbelow, the $40,329,375 proposed to be paid to the PRT Noteholders is an attempt to provide the PRT Noteholders with the Debtors' best estimate of the cash value of the Tunica Consulting Agreement and the Aurora Management Agreement. The Debtors, in fact, believe that the $40,329,375 cash payment generously values the Tunica Consulting Agreement and the Aurora Management Agreement, considering all of the risk factors and variables associated with the cash flows underlying those agreements. The interests in the Liquidating Trust is intended as consideration for the $22.1 million of Existing PRT Notes that had been supported by cash flow from NJMI (and the Sands Management Contract).

                                      I.

                                 INTRODUCTION

A.   Filing of the Debtors' Chapter 11 Reorganization Cases

     The Debtors filed their petitions for relief under Chapter 11 of the Bankruptcy Code on May 25, 1999 (the "Petition Date"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Pursuant to an Order entered by the Bankruptcy Court on the Petition Date, the Debtors' bankruptcy cases were procedurally consolidated and have been jointly administered under Case No. 99-1204. Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties and assets as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

B.   Purpose of Disclosure Statement

     This Disclosure Statement is submitted in accordance with section 1125 of the Bankruptcy Code for the purpose of soliciting acceptances of the Plan from holders of certain Classes of Claims. The only Creditors whose acceptances of the Plan are sought are those whose Claims are "impaired" by the Plan, as that term is defined in section 1124 of the Bankruptcy Code and who are receiving distributions under the Plan. Holders of Claims that are not "impaired" are deemed to have accepted the Plan. Holders of Claims or Interests that are not receiving or retaining any property under the Plan are deemed to have rejected the Plan.

     The Debtors have prepared this Disclosure Statement pursuant to the provisions of section 1125 of the Bankruptcy Code, which requires that a copy of the Plan, or a summary thereof, be submitted to all holders of Claims against, and Interests in, the Debtors, along with a written Disclosure Statement containing adequate information about the Debtors of a kind, and in sufficient detail, as far as is reasonably practicable, that would enable a hypothetical, reasonable investor typical of Creditors and holders of Interests to make an informed judgment in exercising their right to vote on the Plan. A copy of the Plan is attached hereto as Exhibit "A" and incorporated herein by reference.
                           -------  -

     Section 1125 of the Bankruptcy Code provides, in pertinent part:

          (b) An acceptance or rejection of a plan may not be solicited after the commencement of the case under this title from a holder of a claim or interest with respect to such claim or interest, unless, at the time of or before such solicitation, there is transmitted to such holder the plan or a summary of the plan, and a written disclosure statement approved, after notice and a hearing, by the court as containing adequate information. The court may approve a disclosure statement without a valuation of the debtor or an appraisal of the debtor's assets.

                                     * * *

          (d)  Whether a disclosure statement required under subsection
     (b) of this section contains adequate information is not governed by any otherwise applicable nonbankruptcy law, rule, or regulation, but an agency or official whose duty is to administer or enforce such a law, rule, or regulation may be heard on the issue of whether a disclosure statement contains adequate information. Such an agency or official may not appeal from, or otherwise seek review of, an order approving a disclosure statement.

          (e) A person that solicits acceptance or rejection of a plan, in good faith and in compliance with the applicable provisions of this title, or that participates, in good faith and in compliance with the applicable provisions of this title, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of a plan or the offer, issuance, sale, or purchase of securities.

     This Disclosure Statement was approved by the Bankruptcy Court on July 7, 1999. Such approval is required by the Bankruptcy Code and does not constitute a judgment by the Bankruptcy Court as to the desirability of the Plan, or as to the value or suitability of any consideration offered thereunder. Such approval does indicate, however, that the Bankruptcy Court has determined that the Disclosure Statement meets the requirements of section 1125 of the Bankruptcy Code and contains adequate information to permit the holders of Allowed Claims, whose acceptance of the Plan is solicited, to make an informed judgment regarding acceptance or rejection of the Plan.

     THE APPROVAL BY THE BANKRUPTCY COURT OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE PLAN OR A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN. THE MATERIAL HEREIN CONTAINED IS INTENDED SOLELY FOR THE USE OF CREDITORS AND HOLDERS OF INTERESTS OF THE DEBTORS IN EVALUATING THE PLAN AND VOTING TO ACCEPT OR REJECT THE PLAN AND, ACCORDINGLY, MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF HOW TO VOTE ON, OR WHETHER TO OBJECT TO, THE PLAN. THE DEBTORS' REORGANIZATION PURSUANT TO THE PLAN IS SUBJECT TO NUMEROUS CONDITIONS AND VARIABLES AND THERE CAN BE NO ABSOLUTE ASSURANCE THAT THE PLAN, AS CONTEMPLATED, WILL BE EFFECTUATED.

     THE DEBTORS BELIEVE THAT THE PLAN AND THE TREATMENT OF CLAIMS THEREUNDER IS IN THE BEST INTERESTS OF CREDITORS, AND URGE THAT YOU VOTE TO ACCEPT THE PLAN.

     THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. A COPY OF THE PLAN IS ATTACHED HERETO AS EXHIBIT "A" AND SHOULD BE REVIEWED CAREFULLY.
               -------  -

C.   Hearing on Confirmation of the Plan

     The Bankruptcy Court has set August 26, 1999, at 2:00 o'clock, p.m. Eastern Daylight Time, as the time and date for the hearing (the "Confirmation Hearing") to determine whether the Plan has been accepted by the requisite number of Creditors and holders of Interests and whether the other requirements for Confirmation of the Plan have been satisfied. Holders of Claims against or Interests in the Debtors may vote on the Plan by completing and delivering the enclosed ballot to Haynes and Boone, L.L.P., 901 Main Street, Suite 3100, Dallas, Texas 75201-3714 (Attn: Stacey Jernigan), on or before 4:00 p.m. Eastern Daylight Time on August 20, 1999. If the Plan is rejected by one or more impaired Classes of creditors or holders of Interests, the Plan, or a modification thereof, may still be confirmed by the Bankruptcy Court under section 1129(b) of the Bankruptcy Code (commonly referred to as a "cramdown") if the Bankruptcy Court determines, among other things, that the Plan does not discriminate unfairly and is fair and equitable with respect to the rejecting Class or Classes of creditors or holders of Interests impaired by the Plan. The procedures and requirements for voting on the Plan are described in more detail below.

D.   Sources of Information

     Except as otherwise expressly indicated, the portions of this Disclosure Statement describing the Debtors, their businesses, properties and management, and the Plan have been prepared from information furnished by the Debtors.

     Certain of the materials contained in this Disclosure Statement are taken directly from other readily accessible documents or are digests of other documents. While the Debtors have made every effort to retain the meaning of such other documents or portions that have been summarized, the Debtors urge that any reliance on the contents of such other documents should depend on a thorough review of the documents themselves. In the event of a discrepancy between this Disclosure Statement and the actual terms of a document, the actual terms of such document shall apply.

     The statements contained in this Disclosure Statement are made as of the date hereof unless another time is specified, and neither the delivery of this Disclosure Statement nor any exchange of rights made in connection with it shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof.

     No statements concerning the Debtors, the value of their property, or the value of any benefit offered to the holder of a Claim or Interest in connection with the Plan should be relied upon other than as set forth in this Disclosure Statement. In arriving at your decision, you should not rely on any representation or inducement made to secure your acceptance or rejection that is contrary to information contained in this Disclosure Statement, and any such additional representations or inducements should be reported to counsel for the Debtors, Robert D. Albergotti, Esq., Haynes and Boone, L.L.P., 901 Main Street, Suite 3100, Dallas, Texas 75202, (214) 651-5000.

                                      II.

                           EXPLANATION OF CHAPTER 11

A.   Overview of Chapter 11

     Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Pursuant to Chapter 11, a debtor-in-possession attempts to reorganize its business and financial affairs for the benefit of the debtor, its creditors, and other parties-in-interest.

     The commencement of a Chapter 11 case creates an estate comprising all the legal and equitable interests of the debtor in property as of the date the petition is filed. Unless the Bankruptcy Court orders the appointment of a trustee, sections 1101, 1107 and 1108 of the Bankruptcy Code provide that a Chapter 11 debtor may continue to operate its business and control the assets of its estate as a "debtor-in-possession," as have the Debtors since the Petition Date.

     The filing of a Chapter 11 petition also triggers the automatic stay, which is set forth in section 362 of the Bankruptcy Code. The automatic stay essentially halts all attempts to collect prepetition claims from the debtor or to otherwise interfere with the debtor's business or its estate.

     Formulation of a plan of reorganization is the principal purpose of a Chapter 11 case. The plan sets forth the means for satisfying the claims of creditors against and interests of equity security holders in the debtor.
Unless a trustee is appointed, only the debtor may file a plan during the first 120 days of a Chapter 11 case (the "Exclusive Period"). After the Exclusive Period has expired, a creditor or any other party-in-interest may file a plan, unless the debtor files a plan within the Exclusive Period. If a debtor does file a plan within the Exclusive Period, the debtor is given sixty (60) additional days (the "Solicitation Period") to solicit acceptances of its plan.
Section 1121(d) of the Bankruptcy Code permits the Bankruptcy Court to extend or reduce the Exclusive Period and the Solicitation Period upon a showing of adequate "cause."

B.   Plan of Reorganization

     Although referred to as a plan of reorganization, a plan may provide simply for an orderly liquidation of a debtor's assets. The Plan does, in fact, essentially provide for an orderly liquidation of these Debtors' assets, except for the Tunica Consulting Agreement and PCC's partnership interest in PMLP, which will revert to the Reorganized PCC on the Effective Date. PRT and NJMI will no longer exist as of the Effective Date.

     After the plan of reorganization has been filed, the holders of claims against or interests in a debtor are permitted to vote on whether to accept or reject the plan. Chapter 11 does not require that each holder of a claim against or interest in a debtor vote in favor of a plan of reorganization in order for the plan to be confirmed. At a minimum, however, a plan of reorganization must be accepted by a majority in number and two-thirds in amount of those claims actually voting from at least one class of claims impaired under the plan. The Bankruptcy Code also defines acceptance of a plan of reorganization by a class of interests (equity securities) as acceptance by holders of two-thirds of the number of shares actually voted.

     Classes of claims or interests that are not "impaired" under a plan of reorganization are conclusively presumed to have accepted the plan and, thus, are not entitled to vote. A class is "impaired" if the legal, equitable, or contractual rights attaching to the claims or interests of that class are modified. Modification does not include curing defaults and reinstating maturity or payment in full in cash. Conversely, classes of claims or interests that receive or retain no property under a plan of reorganization are conclusively presumed to have rejected the plan and, thus, are not entitled to vote. Thus, acceptances of the Plan in this case are being solicited only from those persons who hold Claims in Classes 1, 2, 5, 7, 10, and 11. Acceptances of the Plan are not being solicited from those persons who hold Claims in Classes 3, 4, 6, and 8 because such Classes are not impaired and, therefore, persons in Classes 3, 4, 6, and 8 are deemed to have accepted the Plan. Similarly, acceptances of the Plan are not being solicited from the holder of Interests in Class 9 because such Class is not impaired and, therefore, the holder in Class 9 is deemed to have accepted the Plan.

     Even if all classes of claims and interests accept a plan of reorganization, the Bankruptcy Court may nonetheless still deny confirmation.
Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and, among other things, the Bankruptcy Code requires that a plan of reorganization be in the "best interests" of impaired and dissenting creditors and shareholders and that the plan of reorganization be feasible. The "best interests" test generally requires that the value of the consideration to be distributed to impaired and dissenting claimants and interest holders under a plan may not be less than those parties would receive if that debtor were liquidated under a hypothetical liquidation occurring under Chapter 7 of the Bankruptcy Code. A plan of reorganization must also be determined to be "feasible," which generally requires a finding that there is a reasonable probability that the debtor will be able to perform the obligations incurred under the plan of reorganization, and that the debtor will be able to continue operations without the need for further financial reorganization.

     The Bankruptcy Court may confirm a plan of reorganization even though fewer than all of the classes of impaired claims and interests accept it. In order for a plan of reorganization to be confirmed despite the rejection of a class of impaired claims or interests, the proponent of the plan must show, among other things, that the plan of reorganization does not discriminate unfairly and that the plan is fair and equitable with respect to each impaired class of claims or interests that has not accepted the plan of reorganization.

     Under section 1129(b) of the Bankruptcy Code, a plan is "fair and equitable" as to a class if, among other things, the plan provides: (a) that each holder of a claim included in the rejecting class will receive or retain on account of its claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) that the holder of any claim or interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

     The Bankruptcy Court must further find that the economic terms of the plan of reorganization meet the specific requirements of section 1129(b) of the Bankruptcy Code with respect to the particular objecting class. The proponent of the plan of reorganization must also meet all applicable requirements of section 1129(a) of the Bankruptcy Code (except section 1129(a)(8) if the proponent proposes to seek confirmation of the plan under the provisions of section 1129(b)). These requirements include the requirement that the plan comply with applicable provisions of the Bankruptcy Code and other applicable law, that the plan be proposed in good faith, and that at least one impaired class of creditors has voted to accepted the plan.


                                     III.

              VOTING PROCEDURES AND REQUIREMENTS FOR CONFIRMATION

     If you are in one of the Classes of Claims whose rights are affected by the Plan (see "Description of the Plan" in Section VII below), it is important that
                                       -----------
you vote.  If you fail to vote, your rights may be jeopardized.

A.   "Voting Claims" -- Parties Entitled to Vote

     Pursuant to the provisions of section 1126 of the Bankruptcy Code, holders of Claims or Interests that are (i) allowed, (ii) impaired, and (iii) that are
                                    -------       ---------
receiving or retaining property on account of such Claims or Interests pursuant
----------------------------------------------------------------------
to the Plan, are entitled to vote either for or against the Plan (hereinafter, "Voting Claims" or "Voting Interests"). Accordingly, in this Reorganization Case, any holder of a Claim or Interest classified in Classes 1, 2, 5, 7, 10 and 11 of this Plan may have a Voting Claim or Interest and should have received a ballot for voting (with return envelope) in these Disclosure Statement and Plan materials (hereinafter, "Solicitation Package") since these are the only Classes consisting of impaired Claims or Interests that are receiving property.
              --------                              ------------------

     As referenced in the preceding paragraph, a Claim or Interest must be allowed to be a Voting Claim or Interest. The Debtors filed schedules in this
-------
Reorganization Case listing Claims against the Debtors. To the extent a creditor's Claim was listed in the Debtors' schedules, and was not listed as disputed, contingent, or unliquidated, it is deemed "allowed." Any creditor whose Claim was not scheduled, or was listed as disputed, contingent or unliquidated, must have timely filed a proof of Claim in order to have an "allowed" Claim. The last day for filing Claims for amounts owed pre-petition is July 26, 1999 for all Persons other than governmental entities and November 22, 1999 for governmental entities. Absent an objection to that proof of Claim, it is deemed "allowed." In the event that any proof of Claim is subject to an objection by the Debtors as of or during the Plan voting period ("Objected-to Claim"), then, by definition, it is not "allowed," for purposes of section 1126 of the Bankruptcy Code, and is not to be considered a Voting Claim entitled to cast a ballot. Nevertheless, pursuant to Bankruptcy Rule 3018(a), the holder of an Objected-to Claim may petition the Bankruptcy Court, after notice and hearing, to allow the Claim temporarily for voting purposes in an amount which the Bankruptcy Court deems proper. Allowance of a Claim for voting purposes, and disallowance for voting purposes, does not necessarily mean that all or a portion of the Claim will be allowed or disallowed for distribution purposes.

     BY ENCLOSING A BALLOT, THE DEBTORS ARE NOT REPRESENTING THAT YOU ARE ENTITLED TO VOTE ON THE PLAN. BY INCLUDING A CLAIM AMOUNT ON THE BALLOT (IF APPLICABLE), THE DEBTORS ARE NEITHER ACKNOWLEDGING THAT YOU HAVE AN ALLOWED CLAIM IN THAT AMOUNT NOR WAIVING ANY RIGHTS THE DEBTORS MAY HAVE TO OBJECT TO YOUR VOTE OR CLAIM.

     If you believe you are a holder of a Claim in an impaired Class under the Plan and entitled to vote to accept or reject the Plan, but did not receive a ballot with these materials, please contact Stacey Jernigan, Haynes and Boone, L.L.P., 901 Main Street, Suite 3100, Dallas, Texas 75202, Telephone (214) 651-5000, Telecopy (214) 651-5940.

B.   Return of Ballots

     If you are a holder of a Voting Claim, your vote on the Plan is important. Except with regard to beneficial holders of debt securities that may be voting
------------------------------------------------------------------------------
through a record or nominal holder (see discussion below), completed ballots
---------------------------------------------------------
should either be returned in the enclosed envelope or sent to:

Stacey Jernigan, Esq.
Haynes and Boone, L.L.P.
901 Main Street, Suite 3100
Dallas, Texas 75202-3714
Telephone: (214) 651-5000
Telecopy: (214) 651-5940

     1.   Voting Record Date (a.k.a. "Record Date--Balloting")

     Pursuant to Bankruptcy Rule 3017(d), July 7, 1999, is the "Voting Record Date" (a.k.a. the "Record Date--Balloting") for determining which creditors of the Debtors may be entitled to vote to accept or reject the Plan. Only holders of record of Claims against the Debtors on that date are entitled to cast ballots.

     2.   Special Procedures for Ballots of Holders of Debt Securities (i.e.,
                                                                        ----
the Existing PRT Notes)

     With regard to debt securities (more specifically, the Existing PRT Notes),
     ------------------------------
any person who is a "record holder" of a debt security (a person shown as the registered holder of a security in the registry maintained by a trustee or registrar of a debt security) on the Voting Record Date --including any bank, agent, broker or other nominee who holds a debt security of the Debtors in its name (the "Nominal Holder" or "Nominee") for a beneficial holder or holders -- should receive Solicitation Packages for distribution to the appropriate beneficial holders. A Nominee shall, upon receipt of the Solicitation Packages, forward the Solicitation Packages to the beneficial owners so that such beneficial security holders may vote on the Plan pursuant to Code section 1126. The Debtors shall provide for reimbursement, as an administrative expense, of all the reasonable expenses of Nominal Holders in distributing the Solicitation Packages to said beneficial security holders. Nominal Holders will have two options for obtaining the votes of beneficial owners of securities, consistent with usual customary practices for obtaining the votes of securities held in street name: (i) the Nominal Holder may prevalidate the individual ballot contained in the Solicitation Package (by indicating that the record holders of the securities voted, and the appropriate account numbers through which the beneficial owner's holdings are derived) and then forward the Solicitation Package to the beneficial owner of the securities, which beneficial owner will then indicate its acceptance or rejection of the Plan and otherwise indicate his choices to the extent requested to do so on the ballot, and then return the individual ballot directly to counsel for the Debtors, c/o/ Stacey Jernigan, Haynes and Boone, L.L.P., 901 Main Street, Suite 3100, Dallas, Texas 75202-3714, in the return envelope to be provided in the Solicitation Package, or (ii) the Nominal Holder may forward the Solicitation Package to the beneficial owner of the securities for voting along with a return envelope provided by and addressed to the Nominal Holder, with the beneficial
                                          --------------
owner then returning the individual ballot to the Nominal Holder, the Nominal Holder will subsequently summarize the votes, including, at a minimum, the number of beneficial holders voting to accept and to reject the Plan who submitted ballots to the Nominal Holder and the amount of such securities so voted and shall also disclose any other individual choices made in response to requests in the ballot, in an affidavit (the "Affidavit of Voting Results"), and then return the Affidavit of Voting Results to counsel for the Debtors, c/o/ Stacey Jernigan, Haynes and Boone, L.L.P., 901 Main Street, Suite 3100, Dallas, Texas 75202-3714. By submitting an Affidavit of Voting Results, each such Nominal Holder certifies that the Affidavit of Voting Results accurately reflects votes and choices reflected on the ballots received from beneficial owners holding such securities as of the Voting Record Date.

     Pursuant to 28 U.S.C. (S)(S) 157 and 1334, 11 U.S.C. (S) 105, and
Bankruptcy Rule 1007(i) and (j), the Nominees shall maintain the individual ballots of its beneficial owners and evidence of authority to vote on behalf of such beneficial owners. No such ballots shall be destroyed or otherwise disposed of or made unavailable without such action first being approved by prior order of the Bankruptcy Court.

     3.   Deadline for Submission of Ballots

          BALLOTS MUST BE SUBMITTED TO (a) COUNSEL FOR THE DEBTORS, C/O STACEY JERNIGAN, HAYNES AND BOONE, L.L.P., 901 MAIN STREET, SUITE 3100, DALLAS, TEXAS 75202-3714, OR (b) ALTERNATIVELY, IN THE CASE OF DEBT SECURITIES, TO THE NOMINAL HOLDERS, AND MUST ACTUALLY BE RECEIVED BY EITHER OF THOSE PERSONS, WHETHER BY MAIL, DELIVERY, OR FACSIMILE, BY AUGUST 20, 1999, AT 4:00 P.M. EASTERN DAYLIGHT TIME (THE "BALLOT
          ----------------------------------------------------------------
          RETURN DATE").  ANY BALLOTS RECEIVED AFTER THAT TIME WILL NOT BE
          -------------
          COUNTED.  ANY

          BALLOT WHICH IS NOT EXECUTED BY A PERSON AUTHORIZED TO SIGN SUCH BALLOT WILL NOT BE COUNTED. IN THE EVENT THAT BALLOTS ARE SUBMITTED TO THE NOMINEES, AFFIDAVITS OF VOTING RESULTS REQUIRED OF THE NOMINEES MUST ACTUALLY BE RECEIVED BY COUNSEL FOR THE DEBTORS, C/O/ STACEY JERNIGAN, HAYNES AND BOONE, L.L.P., 901 MAIN STREET, SUITE 3100, DALLAS, TEXAS 75202-3714 WITHIN TWO (2) BUSINESS DAYS AFTER THE BALLOT RETURN DATE.

          IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURES FOR VOTING ON THE PLAN, CONTACT STACEY JERNIGAN, HAYNES AND BOONE, L.L.P., 901 MAIN STREET, SUITE 3100, DALLAS, TEXAS 75202, TELEPHONE (214) 651-5000, TELECOPY (214) 651-5940.

          THE DEBTORS URGE ALL HOLDERS OF VOTING CLAIMS AND INTERESTS TO VOTE IN FAVOR OF THE PLAN.

C.   Confirmation of Plan

     1.   Solicitation of Acceptances

     The Debtors are soliciting your vote. The cost of any solicitation by the Debtors will be borne by the Debtors. No other additional compensation shall be received by any party for any solicitation other than as disclosed to the Bankruptcy Court.

          NO REPRESENTATIONS OR ASSURANCES, IF ANY, CONCERNING THE
          --------------------------------------------------------
          DEBTORS OR THE PLAN ARE AUTHORIZED BY THE DEBTORS OTHER THAN
          ------------------------------------------------------------
          AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY
          ----------------------------------------------
          REPRESENTATIONS OR INDUCEMENTS MADE BY ANY PERSON TO SECURE
          -----------------------------------------------------------
          YOUR VOTE THAT ARE OTHER THAN HEREIN CONTAINED SHOULD NOT BE
          ------------------------------------------------------------
          RELIED UPON BY YOU IN ARRIVING AT YOUR DECISION, AND SUCH
          ---------------------------------------------------------
          ADDITIONAL REPRESENTATIONS OR INDUCEMENTS SHOULD BE REPORTED
          ------------------------------------------------------------
          TO COUNSEL FOR THE DEBTORS FOR SUCH ACTION AS MAY BE DEEMED
          -----------------------------------------------------------
          APPROPRIATE.
          -----------

          THIS IS A SOLICITATION SOLELY BY THE DEBTORS AND IS NOT A
          ---------------------------------------------------------
          SOLICITATION BY ANY SHAREHOLDER, ATTORNEY, OR ACCOUNTANT FOR
          ------------------------------------------------------------
          THE DEBTORS. THE REPRESENTATIONS, IF ANY, MADE HEREIN ARE
          ---------------------------------------------------------
          THOSE OF THE DEBTORS AND NOT OF SUCH SHAREHOLDERS,
          --------------------------------------------------
          ATTORNEYS, OR ACCOUNTANTS, EXCEPT AS MAY BE OTHERWISE
          -----------------------------------------------------
          SPECIFICALLY AND EXPRESSLY INDICATED.
          ------------------------------------

     Under the Bankruptcy Code, a vote for acceptance or rejection of a plan may not be solicited unless the claimant has received a copy of a disclosure statement approved by the Bankruptcy Court prior to, or concurrently with, such solicitation. This solicitation of votes on the Plan is governed by section 1125(b) of the Bankruptcy Code. Violation of section 1125(b) of the Bankruptcy Code may result in sanctions by the Bankruptcy Court, including disallowance of any improperly solicited vote.

     2.     Requirements for Confirmation of the Plan

     At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court shall enter an Order confirming the Plan. For the Plan to be confirmed, section 1129 requires that:

        (a)    The Plan comply with the applicable provisions of the Bankruptcy
               Code;

        (b) The Debtors have complied with the applicable provisions of the Bankruptcy Code;

        (c) The Plan has been proposed in good faith and not by any means forbidden by law;

        (d) Any payment or distribution made or promised by the Debtors or by a person issuing securities or acquiring property under the Plan for services or for costs and expense in connection with the Plan has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

        (e) The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Debtors, an affiliate of the Debtors participating in a joint plan with the Debtors, or a successor to the Debtors under the Plan; the appointment to, or continuance in, such office of such individual is consistent with the interests of Creditors and holders of Interests and with public policy; and the Debtors have disclosed the identity of any insider that will be employed or retained by the Reorganized Debtor and the nature of any compensation for such insider;

        (f) Any government regulatory commission with jurisdiction, after confirmation of the Plan, over the rates of the Debtors have approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval;

        (g) With respect to each impaired Class of Claims or Interests, either each holder of a Claim or Interest of the Class has accepted the Plan or will receive or retain under the Plan on account of that Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code. If section 1111(b)(2) of the Bankruptcy Code applies to the Claims of a Class, each holder of a Claim of that Class will receive or retain under the Plan on account of that Claim property of a value, as of the Effective Date, that is not less than the value of that holder's interest in the Debtor's interest in the property that secures that Claim;

        (h) Each Class of Claims or Interests has either accepted the Plan or is not impaired under the Plan;

        (i) Except to the extent that the holder of a particular Administrative Claim or Priority Claim has agreed to a different treatment of its Claim, the Plan provides that Administrative Claims and Priority Claims shall be paid in full on the Effective Date or the date on which it is Allowed;

        (j) If a Class of Claims or Interests is impaired under the Plan, at least one Class of Claims or Interests that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim or Interest of that Class; and

        (k) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

     The Debtors believe that the Plan satisfies all of the statutory requirements of the Bankruptcy Code and that the Plan was proposed in good faith. The Debtors believe they have complied or will have complied with all the requirements of the Bankruptcy Code.

     3.   Acceptances Necessary to Confirm the Plan

     Voting on the Plan by each holder of a Claim or Interest is important. Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim or Interest vote in favor of the Plan in order for the Court to confirm the
Plan.   Generally, to be confirmed under the acceptance provisions of Section
1126(a) of the Bankruptcy Code, the Plan must be accepted by each Class of Claims that is impaired under the Plan by Class members holding at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class actually voting in connection with the Plan; in connection with a Class of Interests, more than two-thirds (2/3) of the shares actually voted must accept to bind that Class. Even if all Classes of Claims and Interests accept the Plan, the Bankruptcy Court may refuse to confirm the Plan.

     4.   Cramdown

     In the event that any impaired Class of Claims or Interests does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class that has not accepted the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." A plan of reorganization does not discriminate unfairly within the meaning of the Bankruptcy Code if no class receives more than it is legally entitled to receive for its claims or equity interests. "Fair and equitable" has different meanings for holders of secured and unsecured claims and equity interests.

     With respect to a secured claim, "fair and equitable" means either (i) the impaired secured creditor retains its liens to the extent of its allowed claim and receives deferred cash payments at least equal to the allowed amount of its claims with a present value as of the effective date of the plan at least equal to the value of such creditor's interest in the property securing its liens,
(ii) property subject to the lien of the impaired secured creditor is sold free and clear of that lien, with that lien attaching to the proceeds of sale, and such lien proceeds must be treated in accordance with clauses (i) and (iii) hereof, or (iii) the impaired secured creditor realizes the "indubitable equivalent" of its claim under the plan.

     With respect to an unsecured claim, "fair and equitable" means either (i) each impaired creditor receives or retains property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the plan.

     With respect to equity interests, "fair and equitable" means either (i) each impaired equity interest receives or retains, on account of that equity interest, property of a value equal to the greater of the allowed amount of any fixed liquidation preference to which the holder is entitled, any fixed redemption price to which the holder is entitled, or the value of the equity interest; or (ii) the holder of any equity interest that is junior to the equity interest of that class will not receive or retain under the plan, on account of that junior equity interest, any property.

     In the event one or more Classes of impaired Claims or Interests rejects or is deemed to have rejected the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting impaired Class of Claims or Interests.

     The Debtors believe that the Plan does not discriminate unfairly and is fair and equitable with respect to each Class of Claims and Interests that is impaired.

                                      IV.
                           BACKGROUND OF THE DEBTORS

A.   Nature of the Debtors' Business: Overview of Assets and Liabilities

     The three Debtors PCC, PRT, and NJMI are each indirect, wholly owned subsidiaries of Greate Bay Casino Corporation ("GBCC"), a publicly held corporation. Additionally, PCC is the 100% direct parent of each of PRT and NJMI. A chart reflecting the corporate organizational structure of the Debtors and certain related companies (which related companies are not debtors in these Chapter 11 proceedings) is attached hereto at Appendix A.
                                              ----------

     1. PRT: The Primary Obligor on the Existing PRT Notes. PRT is not an operating company. PRT is a corporation that was organized under the laws of Delaware, in September of 1993, as a special purpose subsidiary of PCC. PRT was formed for the purpose of borrowing funds through the issuance of the 11 5/8% Senior Notes (the "Existing PRT Notes") in the principal amount of $85,000,000 for the benefit of PCC and certain of its subsidiaries. PRT's obligations under the Existing PRT Notes are unconditionally guaranteed as to the timely payment of principal, premium, if any, and interest by PCC. PRT has only one other known liability (other than the liabilities associated with the Existing PRT Notes): a $15 million principal amount intercompany note payable to its ultimate parent GBCC (which GBCC has agreed to forgive pursuant to the Plan for $1000 cash consideration). PRT has no assets other than (a) certain intercompany receivables owed to it by PCC (a $62.9 million principal amount note, a $5 million principal amount note, and $1.117 million principal amount advance), NJMI (a $22.1 million principal amount note), and GBHC (a $10 million principal amount note); and (b) a negligible amount of cash.

     2. PCC: The Guarantor of the Existing PRT Notes and also "Holding" Company for Certain Other Entities. PCC is a corporation that was organized under the laws of Delaware and is, for the most part, a "holding company." In other words, PCC's primary assets are its stock ownership or other ownership interests in various entities. For example, PCC is the 100% stock owner of each of PRT and NJMI. PCC is also the 79% stock owner of GBH, which is the 100% owner of GBHC, which owns and operates the Sands Hotel and Casino located in Atlantic City, New Jersey (the "Sands"). The Sands was formerly managed by
NJMI, which, as previously indicated, is a wholly owned subsidiary of PCC. In addition, PCC is also the sole 99% limited partner of PMLP, a limited partnership which manages, pursuant to what is referred to as the "Aurora Management Contract," a river boat gaming and entertainment facility located in Aurora, Illinois (the "Aurora Casino") owned by Hollywood Casino-Aurora, Inc. ("HCA"), a wholly owned direct subsidiary of Hollywood Casino Corporation ("HCC"). PCC is also party to a consulting agreement with HWCC-Tunica, Inc. ("HWCC-Tunica"), a wholly owned subsidiary of HCC, which owns and operates a gaming and lodging facility in Tunica County, Mississippi ( the "Tunica Casino"). In addition, PCC owns the following assets: (a) $834,223.67 of cash (as of the Petition Date); (b) a $5 million principal amount note receivable on which GBHC is the obligor; and (c) a $1,279.58 receivable on which GBH is the obligor.

     PCC's liabilities, in addition to its guarantee indebtedness associated with the Existing PRT Notes, consist of the following: (a) a $62.9 million principal amount note payable to PRT, (b) a $5 million principal amount note payable to PRT, (c) a $1.117 million principal amount advance payable to PRT, and (d) a $5.050 million principal amount payable to NJMI. All of this inter-company indebtedness on which PCC is obligated is being settled pursuant to the Plan (by virtue of the PRT-NJMI Merger, followed by the NJMI Liquidation), except that the $62.9 Million Note Payable to PRT, which is being discharged, as of the Effective Date, by virtue of PCC's obligation to pay to the Disbursing Agent (for the benefit of the PRT Noteholders), on the day after the Effective Date, the $40,329,375 cash consideration, in full satisfaction of PRT's primary obligation on account of $62.9 million principal amount of the Existing PRT Notes (and the interest arrearages associated therewith).

     3. NJMI: Former Manager of Sands now Defunct. NJMI is a corporation that was organized under the laws of New Jersey and is now no longer operating in any manner. NJMI is licensed by the New Jersey Casino Control Commission to operate a casino and previously managed the Sands, pursuant to that certain management services agreement between GBHC and NJMI, dated as of August 19, 1987, as amended by the First Amendment dated February 7, 1994, with an initial term of 99 years ("Sands Management Contract"). The Sands Management Contract was "rejected," pursuant to section 365 of the Bankruptcy Code, in the GBHC bankruptcy case, pursuant to that certain Order Approving Rejection of Debtor's Executory Management Services Agreement with NJMI and Fixing Claims Bar Date in Connection Therewith, dated September 28, 1998. NJMI's only assets are certain cash on hand in the approximate amount of $30,165.05, a note receivable from PCC in the principal amount of $5.050 Million, a $210,700 receivable from GBHC (on account of unpaid, postpetition, interim management fees earned by NJMI in
1998), and a $144,930.24 account receivable from GBHC (amount is gross) on account of unpaid and accrued prepetition management fees under the Sands Management Contract. NJMI's liabilities consist of a $22.1 Million principal amount note payable to PRT and a $277,576 indebtedness to GBCC.

     Note that debt service on the Existing PRT Notes was historically funded primarily (a) from management fees earned through NJMI from the Sands Management Contract, (b) from distributions made to PCC by PMLP (resulting from fees generated under the Aurora Management Contract), and (c) from consulting fees earned in respect of the Tunica Consulting Agreement.

     PCC, PRT and NJMI each have corporate offices at Two Galleria Tower, Suite 2200, 13455 Noel Rd., LB 48, Dallas, Texas 75240.

B.   Information on Related Entities

     1. Sands Debtors. On January 5, 1998, GBHC, GBH and GBPF, a wholly owned subsidiary of GBH, each filed petitions for relief under Chapter 11 in the United States Bankruptcy Court for the District of New Jersey, Camden Division (the "New Jersey Bankruptcy Court"). The cases are jointly administered under Case No. 98-10001(JW). Each company continues to operate as a debtor in possession. A joint plan of reorganization was filed June 1, 1999 in those cases (and other plans or modifications may be filed). A disclosure statement hearing is set for August 2, 1999. GBHC has approximately $200 million of secured indebtedness, which may be under-secured (hereinafter, the "$185 Million Senior Secured Notes" or the "Sands Debt"), has significant unsecured indebtedness, has significant operations and assets, and has many complex issues with which to deal before reorganizing. Although PCC is the 79% equity owner of GBH, PCC no longer has any meaningful control over GBH, GBHC, and GBPF, by virtue of: (a) that certain agreement dated June 27, 1998, among GBHC, GBH, GBPF, Advanced Casino Systems International, Inc., on the one hand, and GBCC, NJMI, PCC, PRT, PPI, Advanced Casino Systems Corporation and HCC, on the other, and approved in the Sands Bankruptcy on July 7, 1998, and by the New Jersey Casino Control Corporation on July 8, 1998, that settled certain issues that arose in the Sands Bankruptcy with regard to a motion by GBHC to reject the Sands Management Contract (the "Interim Sands Agreement"); and (b) that certain agreement dated September 2, 1998, among GBHC, GBH, GBPF, and their subsidiaries, on the one hand, and GBCC, PHC Acquisition Corp., Lieber Check Cashing, LLC, Jack E. Pratt, William D. Pratt, Edward T. Pratt, Jr., and HCC, on the other, and approved in the Sands Bankruptcy on September 11, 1998, that settled Adversary Proceeding No. 98-01220 in the Sands Bankruptcy (the "September 1998 Settlement Agreement"). Note that before the September 1998 Settlement Agreement was entered into, PCC was the 100% owner of GBH. By virtue of the September 1998 Settlement Agreement, an entity known as PBV, Inc. (which is 33 1/3% owned by each of Jack E. Pratt, Edward T. Pratt, Jr., and William D. Pratt) now owns 21% of GBH.

     Because PCC no longer has any meaningful control over GBH, GBHC and GBPF, and because of the speculative value of PCC's 79% equity ownership interest in GBH, and because of the unique issues confronting GBHC, GBH and GBPF in their reorganization cases that are wholly unrelated to PCC, PRT and NJMI, PCC, PRT and NJMI did not believe it would be either necessary or appropriate to file their Chapter 11 cases in the New Jersey Bankruptcy Court or ask that their cases be administered jointly with the GBHC, GBH and GBPF cases. Neither PRT, as primary obligor on the Existing PRT Notes, PCC, as guarantor of the Existing PRT Notes, nor NJMI, as former holder of the Sands Management Contract, is obligated on the Sands Debt. Similarly, neither GBHC (owner of the Sands), GBPF (obligor on the Sands Debt), nor GBH (owner of 100% of the GBHC common stock) is an obligor on the Existing PRT Notes. Fundamentally, the holders of the Sands Debt look to revenues from operations at the Sands for repayment of the Sands Debt; and the holders of the Existing PRT Notes look to revenues from the Aurora Management Contract and the Tunica Consulting Agreement (and, formerly -- but no longer, the Sands Management Contract) for payment of the Existing PRT Notes.

          2. Ultimate Corporate Parent. At the time that the Existing PRT Notes and the Sands Debt originated, HCC was the parent corporation and GBCC (then known as Pratt Hotel Corporation) was HCC's direct 80%-owned subsidiary. GBCC owned (indirectly) the primary obligors on both the Sands Debt (GBPF) and the Existing PRT Notes (PRT). In late 1996, HCC spun off its 80% interest in GBCC to the HCC shareholders and Pratt Hotel Corporation changed its name to GBCC.

          For several years prior to the spin-off, the HCC group of companies had engaged in a variety of hotel and gaming acquisitions, developments and, in some cases, divestitures. As a result of these activities, the corporate structure of, and the intercorporate finances among, the HCC group of companies became somewhat complex. None of HCC's entities with business activities outside of Atlantic City, however, were ever obligated on either the Existing PRT Notes or the Sands Debt.

          Over the past several years, GBCC has divested all of its hotel properties except for the Sands and currently conducts or has interests in two remaining operations: (i) Advanced Casino Systems Company (an indirect, wholly-owned subsidiary of GBCC, not liable for either the Existing PRT Notes or the Sands Debt), which is engaged in the gaming software business, and (ii) the Sands operations (which, at this point, only involves GBCC as indirect 79% owner of the Sands and no involvement with management or operations). There are, however, quite a number of intercorporate obligations among and between GBCC and its subsidiaries.

C.   Recap: Assets and Liabilities of the Three Debtors as of Petition Date.

     1.   PCC
          ---

          Assets:
          -------

     .    Cash - $ 834,223.67.
          ----

     .    Note(s)/Account(s) Receivable -- $5M (principal amount) due from GBHC;
          -----------------------------
          $1,279.58 receivable due from GBH. Value: Unknown.

     .    PMLP Limited Partnership Interest -- 99% limited partnership interest
          ---------------------------------
          in PMLP, which is the owner of the Aurora Management Contract which yielded $6.9M in management fees in 1997 and $8.9M in management fees in 1998. Value: $ 16.2M.

     .    Tunica Consulting Agreement -- which yielded $1.2M in management fees
          ---------------------------
          in each of 1997 and 1998. Terminates December 31, 2003. Value: $2.85M.

     .    GBH Stock  -- 79% of the stock of GBH, which is the parent company of
          ---------
          GBHC and GBPF; GBHC owns the Sands Casino.  Value: Unknown.

     .    PRT Stock -- 100% of the stock of PRT.  Value: $0.
          ---------

     .    NJMI Stock  -- 100% of the stock of NJMI, which was the owner of the
          -----------
          Sands Management Contract, which yielded $4.6M and $5.4M in management fees in 1996 and 1997, respectively, but has been rejected in the GBHC bankruptcy proceedings. Value: $0.

          Liabilities:
          ------------

     .    Guarantee Indebtedness on Existing PRT Notes -- $85M principal amount.

     . Note(s)/Other Payables to PRT -- $62.9 million principal amount; $5 million principal amount; $1.117 million principal amount.

     .    Payable to NJMI -- $5.050 million principal amount.

     2.   PRT
          ---

          Assets:
          -------

     .    Cash -- $ 1000.
          ----

     .    Note(s) Receivable -- $10M (principal amount) due from GBHC; $22.1M
          ------------------
          (principal amount) due from NJMI; $62.9 million (principal amount) due from PCC; $5M (principal amount) due from PCC; $1.117M (principal amount) due from PCC. Value: Unknown.

          Liabilities:
          ------------

     .    Existing PRT Notes -- $85M principal amount.

     .    Note(s) Payable to GBCC - $15M principal amount.

     3.   NJMI
          ----

          Assets:
          -------

     .    Cash -- $30,165.05.
          ----

     .    Note(s)/Account(s) Receivable -- $5.050M (principal amount) due from
          -----------------------------
          PCC; $210,700 due from GBHC on account of postpetition interim management fees; $144,930.24 due from GBHC. Value: Unknown.

          Liabilities:
          ------------

     .    Note Payable to PRT - $22.1M principal amount.

     .    Payable to GBCC -- $277,576.

     Attached at Appendix B are (A) the audited balance sheets and statements of
                 ----------
operations, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1998 and December 31, 1997 contained in Forms 10-K filed by PCC and PRT with the Securities and Exchange Commission (the "SEC"), which have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as noted therein), and are consistent in all material respects with the books and records of PCC, PRT and NJMI, and (B) the audited balance sheet, statement of operations and cash flow as of and for the fiscal quarter ended March 31, 1999 contained in Form 10-Q filed by PCC with the SEC, on a consolidated basis, which have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period covered thereby (except as noted therein), and are consistent in all material respects with the books and records of PCC. The auditors for the Debtors are Deloitte & Touche.

D.   Existing and Potential Litigation/Proceedings

     The only existing and/or potential litigation/proceedings (in a non-bankruptcy context) of which the Debtors are aware, that would involve any of the three Debtors are as follows:

     1. Estate of Ramon Ortiz v. Greate Bay Hotel and Casino, Inc., et al. and New Jersey Management, Inc., Docket No. ATL-L-3428-98 (Superior Court of New Jersey, Atlantic City). This is a wrongful death suit involving a minor who was allegedly served alcohol at the Sands Casino, who allegedly became visibly intoxicated, and who subsequently was killed in an automobile accident. The minor's estate has sued both GBHC and NJMI (NJMI has apparently been named as a defendant because, at the time of the incident, the Sands Management Contract was still in effect). NJMI has an agreement in principal with the plaintiff to settle any potential claims the plaintiff has against NJMI for $5,000 cash (and a motion for approval of this compromise agreement is pending in the Bankruptcy
Court).   Thus, NJMI believes this litigation could be formally settled and dismissed imminently. In any event, NJMI has liability insurance coverage that it expects will extend to any claim allowed to the plaintiff, with regard to which coverage a $50,000 deductible applies. Note also that this litigation is now automatically stayed pursuant to section 362(a) of the Bankruptcy Code.

     2. In the Matter of the Petition of New Jersey Management, Inc. and Greate Bay Casino Corporation for Approval of Divestiture of Casino License and Relief from Operating Conditions, (State of New Jersey Casino Control Commission, Petition Reference No. 1209905). Regulatory proceedings involving NJMI pursuant to which the petitioners are requesting to be relieved of certain reporting conditions and restrictions that seem no longer necessary in light of the termination of the Sands Management Contract as to NJMI. No claims are implicated by this proceeding. Additionally, the automatic stay of section 362 does not apply.

     3. In the Matter of the Petition of Greate Bay Holdings, LLC For Approval as a Holding Company of GB Holdings, Inc., State of New Jersey Casino Control Commission, Petition Reference

No. 1659904. Regulatory proceedings in which regulatory approval is sought for qualification of Newco to be an indirect holder of 79% of the Sands.

     4. In the Matter of the Petition of the Official Committee of Unsecured Creditors of Pratt Casino Corporation for a Waiver of the Qualification Requirement for Certain Security Holders of a Holding Company Pursuant to N.J.S.A. 5:12-85 (d) and Certain Other Relief, (State of New Jersey Casino Control Commission, Petition Reference No. 1659906). Regulatory proceedings in which the Creditors Committee requests regulatory approval of aspects of the Financial Restructuring (embodied in the Plan) that may require New Jersey
Casino Control Commission regulatory approval.   No claims are implicated by
this proceeding. Additionally, the automatic stay of section 362 does not apply.

     GBHC, the holder of the New Jersey casino license that is implicated in items 3 and 4 above, has advised the Debtors that it intends to oppose certain of the relief requested from the New Jersey Casino Control Commission in items 3 and 4 above. GBHC contends as follows (and has requested that the following language be added to this Disclosure Statement, which language is neither that of the Debtors' nor necessarily agreed with by the Debtors):

          . With respect to the NJMI management claim, njmi was permitted to receive a share of casino revenue by N.J.S.A. 5:12-104(a)(4). However, the agreement to transfer that claim for casino revenue from NJMI and the PRT Noteholders falls within the general prohibition against agreements sharing casino revenue of N.J.S.A. 5:12-104(a)(1).

          . With respect to the request to transfer the Subordinated Notes issued by the Sands, the PRT Noteholders only address the qualification requirement for financial sources at N.J.S.A. 5:12-84(b) and do not address the qualification requirement as qualifiers at N.J.S.A. 5:12-85(c). The Subordinated Notes fit the definition of securities at N.J.S.A. 5:12-44. If the Subordinated Notes were transferred to the PRT Noteholders, the PRT Noteholders would be security holders of a casino licensee and would be required to qualify as qualifiers of a casino licensee by N.J.S.A. 5:12-85(c). The provision for waiver of qualifications of security holders lacking control under N.J.S.A. 5:12-85(d) only applies to publicly traded holding companies. Since the Subordinated Notes are securities of the Sands, the foregoing waiver provisions do not apply. This issue did not arise when the Subordinated Notes were issued as each holder was qualified.

          . With respect to qualification requirement as financial sources, which the PRT Noteholders discuss, N.J.S.A. 5:12-84(b) provides for a waiver of qualification as financial sources for a bank or licensed lending institution that is exempt from qualification under N.J.S.A. 5:12-85(c), or N.J.S.A. 5:12-85(d), or as an institutional investor under N.J.S.A. 5:12-85(f). N.J.S.A. 5:12-85(c) provides for qualification of a person with control in a provision separate from the provision requiring qualification as a qualifier for a security holder of a casino licensee. The qualification requirement for a person with control is then subject to an exception that exempts a bank or licensed lending institution that makes a loan, holds a mortgage, or acquires a lien in the ordinary course of business. this is the exception in N.J.S.A. 5:12-85(c) that N.J.S.A. 5:12-84(b) incorporates to except a bank or licensed lending institution from qualification as a financial source. The only thing added by N.J.S.A. 5:12-85(c) to qualify for the exception that one would not find in the text of N.J.S.A. 5:12-84(b) is the ordinary course of business requirement for the loan, mortgage or other lien. The PRT Noteholders do not qualify for that exception because the PRT Noteholders Petition does not present any evidence that they are banks or other licensed lending institutions and because they could not satisfy the ordinary course requirement. They are seeking to purchase claims so that they can engage in litigation with GBHC.

          . Further, given the fact that they are purchasing claims and not making loans in the ordinary course, there is reason to believe that the financial source requirement for qualification of N.J.S.A. 5:12-84(b) does not even apply. In either event, that still leaves the obligation to qualify as qualifiers of a casino licensee in N.J.S.A. 5:12-85(c).

          . Lastly, the waiver of qualification as financial sources provided by N.J.S.A. 5:12-85(d) and (f), the latter for institutional investors, does not apply because each of those sections deals with publicly traded holding companies. Here, we are dealing with debt securities of the casino licensee.

          . With respect to the warrants to acquire 62% of the membership interests in GBHLLC, GBHLLC is a holding company and N.J.S.A. 5:12-84(d) and 85(f) would provide a basis for waiver but the PRT Noteholders Petition states that the warrants will not be registered and, therefore, there is no basis to claim that GBHLLC will be a publicly traded holding company. Because the waiver provisions of those sections apply only to publicly traded holding companies, there is no basis for a waiver of qualifications.

               As a result, the PRT Noteholders request that the Commission defer a ruling with respect to their obligation to qualify as the beneficial holders of the warrants and argue lack of control as a predicate. However, the lack of control is a requirement in addition to publicly traded securities for a waiver under either of the foregoing sections. In substance, the request to defer a ruling on qualifications is really a request for waiver with the publicly traded condition absent.

               There is no reason for the Commission to rule on the warrants issue and create the precedent sought by the PRT Noteholders because the PRT Noteholders say in their petition that it is unlikely that the warrants will ever be exercised because the equity will probably not get a distribution. That concession makes the whole issue not ripe for decision by the COMMISSION.

          . All of the qualification requirements for the PRT Noteholders apply equally to the Trustee of the LIquidating Trust.

     5. Sands Bankruptcy. GBHC has filed that certain Notice of Debtor's First Omnibus Objection to Claims Pursuant to 11 U.S.C. (S) 502(a) and Rules 3007 and 9014 of the Rules of Bankruptcy Procedure, in which it has objected to, among other claims, the NJMI $144,930.24 proof of claim (on account of unpaid, prepetition management fees for the 12/1/97 -- 1/4/98 time period - amount is gross). A trial is set on the matter for September 28, 1999. The grounds for the objection are unclear at this time. GBHC has merely alleged in pleadings that the amounts sought by NJMI "were not earned by the creditor" or GBHC "has multiple defenses and setoffs." GBHC has also filed that certain Notice of Debtor's Third Omnibus Objection to Claims Pursuant to 11 U.S.C. (S) 502(a) and Rules 3007 and 9014 of the Rules of Bankruptcy Procedure, in which it has objected to, among other claims, the PCC $1,279.58 proof of claim (on account of routine corporate expenses paid prepetition on behalf of GBH). The Debtors cannot at this point in time make any predictions about the likely outcome of this litigation. The Debtors, because of certain mutual releases that were executed by GBHC, GBH and GBPF in connection with the Interim Sands Agreement and the September 1998 Settlement Agreement, do not anticipate any further litigation in the Sands Bankruptcy, other than possibly other proof of claim
                                    ----------------------------------------
objections with respect to the other proofs of claim that the Debtors have filed
--------------------------------------------------------------------------------
in the Sands Bankruptcy.  The other proofs of claim that the Debtors have
-----------------------
pending in the Sands Bankruptcy are as follows:

PCC            $ 5,728,000.00           Based upon the $5 Million GBHC
                                        Subordinated Note

PCC                 N/A                 Proof of interest to reflect PCC's 100%
                                        (now 79%) ownership interest in GBH

PRT            $12,754,375.00           Based upon the $10 Million GBHC
                                        Subordinated Note

     Note that GBHC/GBH have preserved in the September 1998 Settlement Agreement any "ordinary course of business" type defenses, setoffs or counterclaims that they might have with regard to the above proofs of claim. GBHC has specifically conveyed that it may allege that it has offsets against the PCC and PRT notes receivable on account of a claim in the approximate amount of $10 million that GBHC allegedly holds against PCPI Funding Corp., a defunct subsidiary of GBCC, in respect of that certain advance from GBHC to PCPI Funding Corp., on or about September 27, 1990 in the amount of $6.6 million, plus accrued interest.

     NJMI also asserts a $210,700 administrative claim (the "Deferred Fee") in the Sands Bankruptcy.

E.   Preference and Other Avoidance Litigation.

     1. Generally. During the ninety (90) days prior to the Petition Date, the Debtors made various payments and other transfers to creditors on account of antecedent debts. In addition, during the one-year period prior to the filing date, the Debtors made certain transfers to, or for the benefit of, certain "insider" creditors. While most of those payments were made in the ordinary course of the Debtors' business, some of those payments may be subject to avoidance and recovery by the Debtors' estates as preferential and/or fraudulent transfers pursuant to sections 329, 544, 547, 548 and 550 of the Bankruptcy Code. Pursuant to Section 1123(b)(3)(B) of the Code, except as described in
Section IV.E.2. below, and in the other releases expressly set forth in the
---------------
Plan, the Debtors and Reorganized PCC, on behalf of themselves and holders of Allowed Claims and Allowed Interests, shall retain all Causes of Action which the Debtors had or had power to assert immediately prior to Confirmation of the Plan, including, without limitation, actions for the avoidance and recovery pursuant to Section 329 of the Code or Section 550 of the Code of transfers avoidable by reason of Sections 544, 545, 547, 548, 549 or 553(b) of the Code, and may commence or continue, in any appropriate court or tribunal, any suit or other proceeding for the enforcement of such Causes of Action. All Causes of Action shall remain the property of the Debtors and Reorganized PCC. With respect to any potential avoidance actions, in determining whether to pursue legal remedies for the avoidance and recovery of any transfers, the likelihood of successful recovery must be weighed against the legal fees and other expenses that would likely be incurred by the Debtors. Inasmuch as the Debtors' investigation of such payments is in its initial phase, the Debtors are unable to provide any meaningful estimate of the total amount that could be recovered. The Debtors are unaware of any statutory liens, fraudulent conveyance actions, or avoidable setoffs. As described above, the Plan contemplates that all non-insider creditors except the PRT Noteholders will be paid in full. Accordingly, recovery of preferences from creditors will provide no benefit to the estates. Thus, no preference actions are anticipated.

     2. Certain Released Avoidance Actions. If Class 1 accepts the Plan in accordance with Section 1126(c) of the Code, then, upon the day after the Effective Date, Class 1 and the holders of Claims in Class 1, the Existing Indenture Trustee, and their respective officers, directors, employees, members and agents and any attorneys and accountants employed by any of them or acting on their behalves shall be released from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to the day after the Effective Date, in any way relating to their Claims and their activities in the Reorganization Case, as further set forth in Section 6.11(B)
                                                               ---------------
of the Plan. Further, upon the Effective Date, the Debtors shall be deemed to have released all causes of action under section 550 of the Bankruptcy Code to avoid and recover the transfer of funds to GBHC that occurred on or about April 27, 1999, pursuant to Section

19 of the Voting Agreement, or any subsequent transfer thereof. Further, upon the day after the Effective Date, the Debtors shall be deemed to have released all causes of action under section 550 of the Bankruptcy Code to avoid and recover prepetition transfers to any of the Indenture Trustee, the Consenting Holders, and any of their attorneys and respective transferees.

     Except as set forth in Section IV.E.2 hereinabove, any creditor that
                            --------------
     received a pre-petition payment from the debtors after February 24, 1999 or, in the case of insiders, May 26, 1998, is hereby notified that the Debtors and/or Reorganized PCC may sue it to recover those payments if they constitute preferences under section 547 of the Bankruptcy Code.

                                      V.

                         EVENTS LEADING TO BANKRUPTCY

     On April 28, 1999, the GBCC Group, HCC and the Consenting Holders (constituting holders of $82.823 million of the $85 million of Existing PRT Notes) entered into a Voting Agreement (a copy of which is attached hereto as Appendix C). Under the terms of the Voting Agreement, the parties agreed to a
----------
Financial Restructuring (therein so called) of the Existing PRT Notes. The terms of the Plan incorporate what was agreed to in the Voting Agreement, and this Disclosure Statement solicits acceptance by all creditors of PCC, PRT and NJMI of the Financial Restructuring and Plan. The Voting Agreement was entered into to facilitate the implementation of the Financial Restructuring and in consideration of the agreement of PCC, PRT, and NJMI to commence chapter 11 proceedings and to file and seek confirmation of a plan which would incorporate the terms contained in the Voting Agreement.

     The need to enter into a Financial Restructuring of the Existing PRT Notes arose due to PRT's default under the terms of the Existing Indenture. The filing of the Sands Bankruptcy constituted a technical event of default under the Existing Indenture. Moreover, PRT missed certain semi-annual interest payments due on the Existing PRT Notes after the filing of the Sands Bankruptcy. Additionally, debt service on the Existing PRT Notes was historically funded primarily (a) from management fees earned through NJMI from the Sands Management Contract, (b) from distributions made to PCC by PMLP (resulting from fees generated under the Aurora Management Contract), and (c) from consulting fees earned in respect of the Tunica Consulting Agreement. The Sands Bankruptcy, and the subsequent rejection of the Sands Management Contract, eliminated one of the major sources of funds to meet debt service on the Existing PRT Notes.

     Additionally, the Illinois Gaming Board ("IGB") has expressed some concern about the long-term continuation of the Aurora Management Contract for various reasons. More specifically, PMLP is required to maintain a supplier's license with respect to the management services it provides to the Aurora Casino. PMLP's supplier's license expired in December 1998 and was renewed by the IGB through December 1999 with the condition that PMLP provide justification for future renewal.

The IGB has expressed its opposition to the licensing of holders of management services contracts with percentage-based fees for Illinois riverboat gaming operations. The Aurora Management Contract is currently the only percentage-based management contract between a supplier and a riverboat gaming operation. PCC believes that failure to consummate a plan of reorganization which will facilitate termination of the Aurora Management Contract may cause the IGB to deny renewal of PMLP's supplier's license at December 31, 1999 and consequently render PCC's limited partnership interest worthless.

     For all of the above reasons, the Chapter 11 cases of PCC, PRT, and NJMI were filed.


                                      VI.

                          POST-BANKRUPTCY OPERATIONS
                            AND SIGNIFICANT EVENTS

A.   Post-Bankruptcy Operations

     Since the Debtors filed their voluntary petitions on May 25, 1999, the Debtors have continued to operate in the normal course of business. The Debtors have not made any significant purchases or sales of assets, and the Debtors are paying postpetition obligations (except for those subject to Court approval) as they become due.

B.   Significant Orders Entered During the Case

     1.   First Day Orders

     On the Petition Date, the Debtors filed a number of motions designed to allow them to continue their business in the ordinary course without unnecessary disruption as a result of the bankruptcy filings. The Court entered orders that, among other things, allowed the Debtors' cases to be jointly administered, allowed the Debtors to maintain their bank accounts and cash management system, set a shortened bar date for the filing of proofs of claim, and authorized the Debtors to employ certain professionals including the law firms of Haynes and Boone, L.L.P. ("H&B"), Klehr, Harrison, Harvey, Branzburg & Ellers ("Klehr"), and Brown, Michael & Carroll ("BMC").

     2.   Official Unsecured Creditors Committee

     An Official Unsecured Creditors Committee ("Creditors Committee") was appointed by the Office of the United States Trustee in this Case on June 4, 1999. The Creditors Committee is composed of the following:

     (1)  Donaldson, Lufkin & Jenrette Securities Corporation

     (2)  SunAmerica Inc.
     (3) Putnam Investment Management, Inc., Putnam Fiduciary Trust Company, and The Putnam Advisory Company, Inc., acting collectively, for certain advisory affiliates
     (4)  U.S. Bank, National Association

C.   Professionals' Fees and Expenses

     1.   Professionals employed by the Debtors

     H&B was employed as co-counsel to the Debtors pursuant to Court Order entered May 26, 1999. H&B was retained to serve as the Debtors' bankruptcy and general counsel. Prior to the Petition Date, the Debtors paid H&B a $75,000.00 retainer, which H&B currently holds.

     Klehr was employed as co-counsel to the Debtors pursuant to Court Order entered May 26, 1999. Klehr was retained to perform general bankruptcy services for the Debtors. Prior to the Petition Date, the Debtors paid Klehr a $25,000 retainer, which Klehr currently holds.

     BMC was employed as special New Jersey regulatory counsel to the Debtors pursuant to Court Order entered May 26, 1999. BMC was retained to perform certain regulatory work for the Debtors in New Jersey, relating to the obtaining of necessary regulatory approvals in connection with the Financial Restructuring. Prior to the Petition Date, the Debtors paid BMC a $2,000 retainer, which BMC currently holds.

     The Exhibit B attached to the Voting Agreement (which Voting Agreement is
         ---------
attached hereto as Appendix C) provides an estimate of what the fees and
                   ----------
expenses of the various Debtor professionals (as well as other Chapter 11 fees and expenses of the debtors) might be. H&B, Klehr, and BMC will file first and final fee applications at the end of the Chapter 11 cases requesting reimbursement of their fees and expenses incurred during the Chapter 11 cases.

     2.   Professionals employed by the Creditors Committee

     Ropes and Gray ("R&G") and their local counsel Pepper Hamilton LLP were employed by an informal bondholder committee prior to the Petition Date to provide general legal services in connection with the Financial Restructuring and the Debtors' bankruptcy cases. Similarly, the law firm of Fox, Rothschild, O'Brien & Frankel, LLP ("Fox") was engaged on behalf of the informal bondholders committee to act as special regulatory counsel in New Jersey to assist in the obtaining of certain regulatory approvals from the New Jersey Casino Control Commission in connection with the Financial Restructuring and Chapter 11 cases. Applications for these firms to be employed on behalf of the Creditors Committee in this Case have been approved by the Bankruptcy Court. The Debtors agreed prepetition to reimburse the fees and expenses of the informal bondholder committee's/Consenting Holders' counsel and did reimburse such fees and expenses on a regular basis prepetition during the negotiations over the form of Financial Restructuring. Additionally, prior to the Petition Date, the Debtors paid R&G a $75,000 retainer, Pepper Hamilton, LLP a

$50,000 retainer and Fox a $7,500 retainer which each firm currently holds. Once again, the Exhibit B attached to the Voting Agreement (which Voting Agreement is
           ---------
attached hereto as Appendix C) provides an estimate of what the fees and
                   ----------
expenses of the various professionals (including those of R&G, Pepper Hamilton, LLP and Fox) might be and R&G, Pepper Hamilton, LLP and Fox will file first and final fee applications at the end of the Chapter 11 cases (for the period of time during which they were formally employed by the Creditors Committee) and may also file section 503(b) reimbursement requests for their fees and expenses incurred by those firms during the period of time during which they represented the informal bondholder committee (prior to the time they were formally employed by the official Creditors Committee).

                                      VII

                            DESCRIPTION OF THE PLAN

A.   Introduction

     A summary of the principal provisions of the Plan and the treatment of Classes of Allowed Claims and Interests is set out below. The summary is qualified in its entirety by the Plan. This Disclosure Statement is only a summary of the terms of the Plan. It is the Plan and not the Disclosure Statement that governs the rights and obligations of the parties.

B.   Designation of Claims and Interests

     The following is a designation of the classes of Claims and Interests under this Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims have not been classified and are excluded from the following classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and is classified in another class or classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other class or classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest.

     Class                                                    Status
     -----                                                    ------

     Claims

     Class 1: All Claims of any kind of the                   Impaired -
     PRT Noteholders  (including Claims filed on              entitled to vote
     their behalf by the Existing Indenture Trustee)
     Against any of PCC, PRT and NJMI,
     including Claims Against PRT and PCC
     (as guarantor) in respect of the Existing PRT
     Notes and the PCC Guarantee

     Class 2: PRT's Claim Against PCC arising            Impaired -
     pursuant to the PCC $62.9 Million Note Payable      entitled to vote
     to PRT

     Class 3 : PRT's Claims against PCC arising          Unimpaired -
     pursuant to (A) the PCC $1.117 Million              not entitled to vote
     Indebtedness to PRT; and (B) the PCC                (deemed to accept;
     $5 Million Note Payable to PRT                      11 U.S.C. (S) 1126(f))


     Class 4: NJMI's Claim against PCC arising           Unimpaired -
     on account of the PCC $5.050 Million                not entitled to vote
     Indebtedness to NJMI                                (deemed to accept;
                                                         11 U.S.C. (S) 1126(f))

     Class 5: GBCC's Claim against PRT arising           Impaired -
     pursuant to the PRT $15 Million Note Payable        entitled to
     to GBCC                                             vote

     Class 6: PRT's Claim Against NJMI arising           Unimpaired -
     pursuant to the NJMI $22.1 Million Note             not entitled to vote
     Payable to PRT                                      (deemed to accept;
                                                         11 U.S.C. (S) 1126(f))

     Class 7: GBCC's Claim against NJMI                  Impaired -
     arising pursuant to the NJMI                        entitled to
     $277,576 Indebtedness to GBCC                       vote

     Class 8: Unsecured Claims against any of            Unimpaired -
     PCC, PRT and NJMI not otherwise classified          not entitled to vote
                                                         (deemed to accept;
                                                         accept; 11 U.S.C. (S)
                                                         1126(f))

     Interests

     Class 9: Interests of PCC's                         Unimpaired - not
     Equity Security Holder                              entitled to vote

                                                       (deemed to accept;
                                                       11 U.S.C. (S) 1126(f))

     Class 10: Interests of PRT's                      Impaired -
     Equity Security Holder                            entitled to vote

     Class 11: Interests of NJMI's                     Impaired -
     Equity Security Holder                            entitled to vote

C.   Treatment of Claims and Interests

     1.   Treatment of Unclassified Claims.

          (a)  Allowed Administrative Claims.

               (i) General. Subject to the bar date provisions in the Plan (to the extent applicable), each holder of an Allowed Administrative Claim shall receive Cash (from the Chapter 11 Payables Reserve) equal to the unpaid portion of such Allowed Administrative Claim on the later of (1) the Effective Date or as soon as practicable thereafter, (2) the date on which such Claim becomes an Allowed Administrative Claim, and (3) such other date as is mutually agreed upon by (a) the Debtors (and/or Newco) and (b) the holder of such Claim.

               (ii) Bar Date for Administrative Claims.

                    *General Provisions.  Except as provided in Section 3.1(C)
                                                                --------------
of the Plan (regarding payment of ordinary course Administrative Claims), and except with regard to statutory fees pursuant to 28 U.S.C. (S) 1930, requests for payment of Administrative Claims must be Filed no later than forty-five (45) days after the Effective Date. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Liquidating Trustee, the Debtors, Reorganized PCC, Newco, or any of their affiliates or any of their respective property.

                    *Professionals. All professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Reorganization Case) shall File and serve on the Debtors, Newco, the Creditors Committee, and the Liquidating Trustee an application for final allowance of compensation and expenses no later than forty-five (45) days after the Effective Date. Any professional fees and reimbursements or expenses incurred by Debtors, relating solely to the closing of the Financial

Restructuring, objections to Claims and the prosecution of fee applications, Newco, the Creditors Committee (or any successor thereto), subsequent to the Effective Date, shall be paid by Newco without application to the Bankruptcy Court.

                     *Objections to Administrative Claims, Including Those of Professionals. Objections to requests for payment of Administrative Claims (including objections to applications of professionals for compensation or reimbursement of expenses) must be Filed and served on the claimant and/or professional to whom the objection is addressed, the Debtors, Newco, the Creditors Committee, and the Liquidating Trustee, no later than seventy (70) days after the Effective Date.

               (iii) Payment of Statutory Fees. Notwithstanding any other provision of this Plan, all fees payable pursuant to 28 U.S.C. (S) 1930 shall be paid in Cash when due (by the Debtors, prior to the Effective Date, and by Newco, after the Effective Date).

               (iv) Ordinary Course Liabilities. Notwithstanding any other provision of this Plan, holders of Administrative Claims based on liabilities incurred postpetition in the ordinary course of the Debtors' business shall not be required to File any request for payment of such Claims, and such obligations shall be paid as they become due (by the Debtors, prior to the Effective Date, and by Newco, after the Effective Date), unless (1) the Debtors and/or Newco and
(2) a holder of such a Claim otherwise mutually agree.

          (b) Allowed Tax Claims. The holders of Allowed Tax Claims shall be paid in full in Cash (from the Chapter 11 Payables Reserve) on the later of (1) the Effective Date or as soon as practicable thereafter, (2) the date on which such Claim becomes an Allowed Tax Claim, and (3) such other date as is mutually agreed upon by (a) the Debtors and/or Newco and (b) the holder of such Claim.

     2.   Classification and Treatment of Classified Claims and Interests

          (a) Class 1 - Claims Of The PRT Noteholders. The Allowed Class 1 Claims, which shall be Allowed Unsecured Claims in the aggregate amount of $ 85 million plus all accrued and unpaid interest (together with interest on unpaid interest) as of the Petition Date, shall be discharged, extinguished, and satisfied in full by the distribution of the following consideration:

               (i) On the day after the Effective Date, in respect of $62.9 million principal amount of the Existing PRT Notes, and the interest arrearages associated therewith, each holder of an Allowed Class 1 Claim shall receive a Pro Rata share of Cash in the amount of $40,329,375, all as further described in
--------
Section 6.2(J) and (Q) of the Plan.
--------------     ---

               (ii) On the Effective Date, in respect of $22.1 million principal amount of the Existing PRT Notes, and the interest arrearages associated therewith, each holder of an

Allowed Class 1 Claim shall receive the right to receive a Pro Rata share of the
                                                           --------
Liquidating Trust.

               (iii)  Each holder of an Allowed Class 1 Claim shall also
receive a Pro Rata share of the excess Cash (i.e., excess of Chapter 11 Payables
          --------
Reserve) that is available for distribution as of the Effective Date and on certain dates thereafter, if any, as described in Section 6.4(C) of the Plan.
                          ------                  --------------

          (b) Class 2 - PRT's Claim against PCC arising pursuant to the PCC $62.9 Million Note Payable To PRT. The Allowed Class 2 Claim shall be discharged, extinguished, and satisfied in full, as of the Effective Date, in exchange for PCC's having agreed, on the Effective Date, to satisfy PRT's primary obligation on account of $62.9 million principal amount of the Existing PRT Notes (and the interest arrearages associated therewith).

          (c) Class 3 - PRT's Claims against PCc arising pursuant to (A) the PCC $1.117 Million Indebtedness to PRT and (B) the PCC $5 Million Note Payable to PRT. The Allowed Class 3 Claims shall be discharged, extinguished, and deemed satisfied in full, as of the Effective Date, by virtue of the PRT-NJMI Merger, followed by the NJMI Liquidation (whereby PCC succeeds to the ownership of the assets of NJMI).

          (d) Class 4 - NJMI's Claim against PCC arising on account of the PCC $5.050 Million Indebtedness to NJMI. The Allowed Class 4 Claim shall be discharged, extinguished, and deemed satisfied in full, as of the Effective Date, by virtue of the PRT-NJMI Merger, followed by the NJMI Liquidation (whereby PCC succeeds to the ownership of the assets of NJMI).

          (e) Class 5 - GBCC'S Claim against PRT arising pursuant to the PRT $15 Million Note Payable to GBCC. The Allowed Class 5 Claim shall be paid $1000 and the remainder of the Claim shall be discharged and extinguished, as of the Effective Date.

          (f) Class 6 - PRT'S Claim against NJMI arising pursuant to the NJMI $22.1 Million Note Payable to PRT. The Allowed Class 6 Claim shall be discharged, extinguished, and deemed satisfied in full, as of the Effective Date, by virtue of the PRT-NJMI Merger.

          (g) Class 7 - GBCC'S Claim against NJMI arising Pursuant To The NJMI $277,576 Indebtedness to GBCC. The Allowed Class 7 Claim shall be paid $1000 and the remainder of the Claim shall be discharged and extinguished, as of the Effective Date.

          (h) Class 8 - Unsecured Claims against any of PCC, PRT or NJMI not otherwise classified. To the extent necessary for purposes of section 1122 of the Code, the Allowed Unsecured Claims against each of PCC, PRT, and NJMI shall be deemed classified in separate sub-Classes under Section 4.8 of the Plan. The
                                                   -----------
Allowed Class 8 Claims shall be discharged, extinguished, and satisfied in full, by the distribution of Cash to each holder of an Allowed Class 8

Claim, in the full amount of any such holder's Allowed Claim (from the Chapter 11 Payables Reserve or, alternatively, from Insurance Proceeds if any such Claim is an Insured Claim), on the later of (A) the Effective Date or as soon as practicable thereafter; (B) the date on which any such Claim becomes an Allowed Claim; and (c) such other date as is mutually agreed upon by the Debtors (and/or Newco) and the holder of any such Claim. Notwithstanding the foregoing, any right of setoff that the Debtors may have with regard to any of these Claims is preserved.

          (i) Class 9 - Interests of PCC'S Equity Security Holder (PPI). The Allowed Class 9 Interest Holder shall retain its stock under the Joint Plan. The Joint Plan leaves unaltered the legal, equitable and contractual rights of such Interest holder. On the Effective Date, as part of the Plan implementation, HCC shall purchase the PCC stock from PPI for $1000.

          (j) Class 10 - Interests OF PRT'S Equity Security Holder (PCC). The Allowed Class 10 Interests shall receive common stock of NJMI, as of the Effective Date, pursuant to the PRT-NJMI Merger.

          (k) Class 11 - Interests of NJMI'S Equity Security Holder (PCC). The Allowed Class 11 Interests shall receive the assets of NJMI and PRT, as of the Effective Date, as a result of the PRT-NJMI Merger followed by the NJMI Liquidation.

                                      VII
                    MEANS FOR EXECUTION AND IMPLEMENTATION
                                  OF THE PLAN

A. Pro Rata Payments in Respect of Management Contracts. On the Effective Date, and prior to the commencement of the events set forth in Section VIII.B.
                                                               ---------------
hereinbelow, (1) HCA shall distribute to PMLP, which shall then distribute to PCC, an amount of Cash equal to the Pro Rata portion of the net fees that have
                                    --------
been earned and/or accrued in respect of the Aurora Management Contract, between the end of the last calendar quarter and the Effective Date, notwithstanding the fact that the net fees in respect of the Aurora Management Contract are not due and payable to PMLP until the twenty-fifth day following the end of each calendar quarter; and (2) HWCC-Tunica shall distribute to PCC an amount of Cash equal to the Pro Rata portion of the net fees that have been earned and/or
             --------
accrued in respect of the Tunica Consulting Agreement, between the end of the last calendar month and the Effective Date, notwithstanding the fact that the net fees in respect of the Tunica Consulting Agreement are not due and payable to PCC until the first of each calendar month.

B. Plan Implementation Steps Occurring on and After the Effective Date. On the Effective Date, or on the day after the Effective Date (as indicated below) the following events shall occur in the following sequence:

     1. On the Effective Date, GBCC shall forgive the PRT $15 Million Note Payable to GBCC, in exchange for $1000 Cash consideration from PRT, and such indebtedness shall be extinguished and discharged as of the Effective Date.

     2. On the Effective Date, GBCC shall forgive the NJMI $277,576 Indebtedness to GBCC, in exchange for $1000 Cash consideration from NJMI, and such indebtedness shall be extinguished and discharged as of the Effective Date.

     3. On the Effective Date, NJMI shall effect a distribution of a dividend to its sole shareholder, PCC, which dividend shall consist of the following consideration: the Deferred Fee.

     4. On the Effective Date, PHC 1 and PHC 2 shall each effect a distribution of a dividend to their sole shareholder, GBCC, which respective dividends shall consist of PHC 1's and PHC 2's respective one-half interests in the Sands Confirmation Payment. Thereafter, GBCC shall make a capital contribution to PPI of the entire Sands Confirmation Payment. Thereafter, PPI shall make a capital contribution to PCC of its right to receive the Sands Confirmation Payment. Thereafter, PCC shall make a capital contribution to PRT of its right to receive the Sands Confirmation Payment.

     5. On the Effective Date, PCC shall make a capital contribution to Newco of 79% of the common stock of GBH, and Newco shall issue to PCC: (a) the Newco Membership Interests, and (b) the Newco Warrants.

     6. On the Effective Date, PCC shall make a capital contribution to PRT of the following: (a) the Newco Warrants, (b) the Deferred Fee, and (c) the $5 Million GBHC Subordinated Note.

     7. On the Effective Date, PRT shall form the Liquidating Trust and shall irrevocably deliver and convey to it the following: (a) the Newco Warrants, (b) the Deferred Fee, (c) the $5 Million GBHC Subordinated Note, (d) the $10 Million GBHC Subordinated Note, and (e) the Sands Confirmation Payment.

     8. On the Effective Date, PCC shall make a capital contribution to PRT of $250,000 Cash. Thereafter, PRT shall irrevocably deliver and convey $250,000 Cash to the Liquidating Trust.

     9. On the Effective Date, PRT shall convey the rights to share in the Liquidating Trust to the PRT Noteholders, Pro Rata, in exchange for
                                                    --------
          $22.1 million principal amount of the Existing PRT Notes (and the interest arrearages associated therewith).

     10. On the Effective Date, PCC shall become obligated to pay the PRT Noteholders $40,329,375, on the day after HCC purchases the stock of PCC as set forth in Section 6.2(P) below, and shall receive, in
                              --------------
          exchange for such obligation, $62.9 million principal amount of the Existing PRT Notes (and the interest arrearages associated therewith).

     11. On the Effective Date, PCC shall exchange the $62.9 million principal amount of the Existing PRT Notes (and the interest arrearages associated therewith) with PRT for the PCC $62.9 Million Note Payable to PRT.

     12. On the Effective Date, PRT shall merge with and into NJMI (the "PRT-NJMI Merger") and the PRT Common Stock shall be canceled in exchange for Common Stock in NJMI, as the surviving corporation.

     13. On the Effective Date, NJMI shall, in a transaction constituting a tax-free liquidation or corporate reorganization for federal income tax purposes, be liquidated (the "NJMI Liquidation") or merged into PCC, and PCC shall succeed to the ownership of NJMI's assets, and the NJMI Common Stock shall be canceled.

     14. On the Effective Date, PCC shall effect a distribution of a dividend to PPI, its sole stockholder, which dividend shall consist of the following consideration: the Newco Membership Interests.

     15. On the Effective Date, the Reorganized PCC shall irrevocably deliver and convey to Newco all of the Cash that remains in the Reorganized PCC, after the PRT-NJMI Merger, followed by the NJMI Liquidation (i.e., the Chapter 11 Payables Reserve). Newco shall hold such Cash for the benefit and payment of the holders of Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 8 Claims, and (i) $50,000 of such Cash will be segregated by Newco and held in reserve, exclusively for payment of NJMI's deductible amount under applicable policies of insurance, and (ii) $250,000 of such Cash will be segregated by Newco and held in reserve, exclusively for payment of any potential Allowed Tax Claims. Newco shall as soon thereafter as practicable make the Distributions required under the Plan to any holder of an Allowed Administrative Claim, an Allowed Tax Claim, or an Allowed Unsecured Claim in Class 8, unless the Debtors (and/or Newco) and a holder of any such Claim shall have otherwise mutually agreed. The Reorganized PCC shall irrevocably deliver and convey to the Liquidating Trust (a) the rights to any unearned premiums on insurance policies of PCC, PRT or NJMI; (b) that certain proof of claim filed by PCC in the GBH bankruptcy case in the amount of $1,279.58 (and all rights associated therewith); and (c) that certain proof of claim filed by NJMI in the GBHC bankruptcy case in the amount of $144,930.24 (and all rights associated therewith), the latter of which Reorganized PCC succeeded to by virtue of the NJMI Liquidation. Such unearned premiums (and/or rights thereto) and such proofs of claim (and rights associated therewith) delivered to the Liquidating Trust by the Reorganized PCC, pursuant to this Section VIII.B.15.
                                                         ------------------
          shall, along with the other consideration delivered to the Liquidating Trust pursuant to Section VIII.B.4., VIII.B.7 and VIII.B.8
                            ------------------ --------     --------
          hereinabove, and the proceeds thereof, be available for distribution to the PRT Noteholders.

     16. On the Effective Date, HCC shall purchase 100% of the PCC Common Stock from PPI for $1000.

               In the event that all of the events set forth in Section VIII. A.
                                 ---                            ----------------
               and B.1.-16. hereinabove do not occur on the Effective Date (and
                   --------
               do not occur in the sequence set forth above), unless otherwise mutually agreed by the Debtors and the Creditors Committee, then the Plan and the Confirmation Order (and any steps that occurred in connection with the events set forth in Sections VIII.A. and
                                                          ----------------
               B.1-16 hereinabove) shall be void ab initio and of no further
               ------
               force and effect, notwithstanding the provisions of section 1144 of the Bankruptcy Code, and the Debtors, all Creditors, and all other parties-in-interest shall be restored to their respective rights and positions as if the Plan had never been confirmed. To the extent any executory contracts or leases are to be assumed or rejected pursuant to the Plan or the Confirmation Order and to the extent that any Claim becomes an Allowed Claim or is disallowed pursuant to the Plan, then if the Plan is withdrawn or revoked, such assumption or rejection and such Claim allowance or disallowance shall be of no further force or effect.

     17. On the day after the Effective Date, the Reorganized PCC shall pay in Cash $40,329,375 to the Disbursing Agent in full discharge of the obligation of PCC arising under #10 hereinabove. The Disbursing Agent shall distribute such proceeds to the PRT Noteholders.

C. Merger/Liquidation of Corporate Entities. In order to optimize the benefits of the Financial Restructuring for the Debtors' Estates and their Creditors, certain corporate consolidation (i.e., the PRT-NJMI Merger and the NJMI Liquidation) and other transactions with or among related entities are occurring as of the Effective Date. Notwithstanding the occurrence of any such consolidation or other transactions as of the Effective Date, Persons holding Claims against or Interests in any Debtor are receiving treatment under the Plan that is at least as favorable as any treatment to which such Creditor or Interest holder would have been entitled to receive if such consolidation or transactions had not occurred.

D.   Transfer of Assets to the Liquidating Trust.

     1. Initial Delivery of Assets to the Liquidating Trust. On the Effective Date, pursuant to Sections 6.2(D), (E), (F), (G) (H), and (O) of the Plan: (a)
                  ----------------------------------      ---
PRT shall deliver the Newco Warrants,
the Deferred Fee, the $5 Million GBHC Subordinated Note, the $10 Million GBHC Subordinated Note, the Sands Confirmation Payment, and $250,000 Cash; and (b) PCC shall deliver any unearned premiums (and/or rights thereto) on insurance policies of PCC, PRT or NJMI, the $1,279.58 proof of claim filed by PCC in the GBH bankruptcy case, and the $144,930.24 proof of claim filed by NJMI in the GBHC bankruptcy case to the Liquidating Trust, all on behalf of and for the benefit of the holders of Class 1 Claims. The holders of Class 1 Claims shall collectively be the beneficial interest holders of the Liquidating Trust.

     2. Chapter 11 Payables Reserve Conveyed to Newco. Additionally, on the Effective Date, pursuant to Section 6.2(O) of the Plan, the Reorganized PCC
                            --------------
shall deliver the Chapter 11 Payables Reserve to Newco, on behalf of and for the benefit of the holders of Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 8 Claims.

     3. Undertaking Regarding Chapter 11 Payables Reserve. To the extent that the Chapter 11 Payables Reserve ultimately exceeds the Allowed Administrative Claims, Allowed Tax Claims and Allowed Class 8 Claims, then such excess funds shall be paid to the Disbursing Agent for distribution to the Class 1 holders. Additionally, on the Effective Date, all Cash constituting the Chapter 11 Payables Reserve that is in excess of the maximum amount, based on reasonable good faith estimates, that may be necessary to pay all Filed and not-yet-disallowed Claims in Class 8, Tax Claims to be treated under Section 3.2 of the
                                                             -----------
Plan, and expected requests for payment of administrative expenses shall be promptly transferred by Newco to the Disbursing Agent for distribution to the Class 1 holders. Additionally, on the seventy-fifth day after the Effective Date, all Cash constituting the Chapter 11 Payables Reserve in excess of the maximum amount, based on reasonable good faith estimates, that may be necessary to pay all not-yet-disallowed Claims in Class 8, Tax Claims to be treated under
Section 3.2 of the Plan, and not-yet-disallowed requests for payment of
-----------
administrative expenses shall be transferred by Newco to the Disbursing Agent for distribution to the Class 1 holders.

E. Ratification of Liquidating Trust Agreement. On the Effective Date, each Creditor will be deemed to have ratified and become bound by the terms of the Liquidating Trust Agreement. The Liquidating Trust Agreement shall become effective upon its execution by the Debtors and acceptance by the Liquidating Trustee.

     1. Powers and Duties. The Liquidating Trustee shall have the powers, duties and obligations specified in this Plan and the Liquidating Trust Agreement.

     2. Compensation of Liquidating Trustee. The Liquidating Trustee shall be entitled to receive from the Trust Estate compensation for his services as Liquidating Trustee substantially in accordance with the description in the Liquidating Trust Agreement, which compensation shall be approved by the Court at the Confirmation Hearing. The Liquidating Trustee shall also be reimbursed by the Trust Estate for all reasonable out-of-pocket expenses incurred by the Liquidating Trustee in the performance of his duties.

     3. Limitation of Liability. The Liquidating Trustee shall use reasonable discretion in exercising each of the powers herein granted. No Liquidating Trustee or any attorney, agent, or servant of the Liquidating Trustee shall be personally liable in any case whatsoever arising in connection with the performance of obligations under the Plan, whether for their acts or their failure to act unless they shall have been guilty of willful fraud or gross negligence.

     The Liquidating Trustee may consult with attorneys, accountants, and agents, and the opinions of the same shall be full protection and justification to the Liquidating Trustee and his employees for anything done or admitted or omitted or suffered to be done in accordance with said opinions. The Liquidating Trustee shall not be required to give any bond for the faithful performance of his duties under the Plan or under the Liquidating Trust Agreement.

     4. Right to Hire Professionals and Agents. The Liquidating Trustee shall have the right to reasonably utilize the services of attorneys or any other professionals which, in the discretion of the Liquidating Trustee, are necessary to perform the duties of the Liquidating Trustee. Reasonable fees and expenses incurred by the attorneys, accountants or other agents of the Liquidating Trustee shall be paid by the Liquidating Trust. The Liquidating Trustee may hire agents to effect distributions from the Liquidating Trust, and may pay the reasonable fees and expenses of such agents.

     5. Tax Treatment of the Liquidating Trust. It is intended that the Liquidating Trust will be treated as a "liquidating trust" within the meaning of Treasury Regulations Section 301.7701-4(d). Accordingly, for federal income tax purposes, the transfer and assignment of the assets, as described in Section
                                                                     -------
6.2(D), (G), (H), and (I) of the Plan shall be treated as a deemed transfer and
----------------      ---
assignment of such assets to the holders of Claims who are beneficiaries of the Trust, followed by a deemed transfer and assignment by such holders to the Liquidating Trust. The Liquidating Trust shall be treated as a grantor trust owned by such holders. Each owner of an interest in the Liquidating Trust shall be considered for tax purposes to own an undivided interest in the assets of the Liquidating Trust. The Liquidating Trustee shall provide the PRT Noteholders with a valuation of the assets transferred to the Liquidating Trust and such valuation shall be used consistently by the Debtors, the Liquidating Trust and all PRT Noteholders for all federal income tax purposes. All items of income, deduction, credit or loss of the Liquidating Trust shall be allocated for federal, state and local income tax purposes on a current basis among the PRT Noteholders, as set forth in the Liquidating Trust Agreement; provided, however, that to the extent that any item of income cannot be allocated to a particular PRT Noteholder in the taxable year in which it arises, the Liquidating Trust shall pay the federal, state, and local taxes attributable to such income (net of related deductions) at the highest rate applicable to trusts; (for federal tax purposes, 39.6% currently). The Liquidating Trust shall file annual information returns as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) that will include information concerning the allocation of items of income, gain or loss, deduction or credit to the PRT Noteholders. Each PRT Noteholder will receive a copy of such information return.

     6. Termination of Liquidating Trust. The duties, powers and responsibilities of the Liquidating Trustee shall terminate four years after the Effective Date or, if earlier, upon the liquidation and distribution to the holders of beneficial interests in the Liquidating Trust of all proceeds in the Liquidating Trust estate in accordance with the Plan. If all proceeds in the Liquidating Trust have not been distributed to holders of beneficial interests in the Liquidating Trust, the term of the Liquidating Trust may be extended from time to time by order of the Bankruptcy Court for such period or periods as it determines are reasonable, such determination to be made within six months of the beginning of the extended period.

F. Cancellation of Old Securities. As of the Effective Date, all Old Securities (except for the PCC Common Stock) shall be terminated and canceled, and the Existing Indenture, statements of resolution, and any other documentation governing such Old Securities (except for the PCC Common Stock) shall be rendered void. Notwithstanding the foregoing, such termination will not impair the rights and duties under the Existing Indenture as between the Existing Indenture Trustee and the beneficiaries of the trust created thereby including, but not limited to, the rights of the Existing Indenture Trustee to receive payment of its fees and expenses, to the extent not paid by the Debtors (See Section 8.6 of the Plan), from amounts distributable to holders of Existing
     -----------
PRT Notes.

G. Registration Exemption for Newco Warrants, Beneficial Interests in Liquidating Trust and Reorganized PCC Undertaking. The Confirmation Order shall provide that the distribution of the Newco Warrants, the beneficial interests in the Liquidating Trust and the undertaking of Reorganized PCC pursuant to Section
                                                                         -------
6.2(J) of the Plan (to the extent that any of these could be deemed to be
------
securities), to or for the benefit of holders of Allowed Claims (or the beneficial holders thereof), pursuant to the Plan and the related documentation in the Plan Supplement, shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the extent provided by section 1145 of the Bankruptcy Code. Note that the Newco Warrants shall not be transferable to the beneficial holders of the Liquidating Trust or any other person (nor exercisable by the Liquidating Trustee or the beneficial holders of the Liquidating Trust or any other person) until required regulatory approvals are obtained from the New Jersey Casino Control Commission. Additionally, note that the beneficial interests in the Liquidating Trust shall not be transferable.

H. Objections to Claims. Except as otherwise provided for with respect to Administrative Claims and applications of professionals for compensation and reimbursement of expenses, as provided in Section 3.1(A) of the Plan, or as
                                          --------------
otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, shall be Filed and served upon the holder of such Claim not later than the later of (A) forty-five (45) days after the Effective Date, and (B) forty-five (45) days after a proof of claim is Filed, unless this period is extended by the Court on request of a party seeking to object. After the Effective Date, the Liquidating Trustee and Newco shall be the sole entities with standing to object to Claims (other than Claims of professionals for compensation and reimbursement of expenses). Any party-in-interest may object to Claims prior to the Effective Date.

                                      IX.
                      CONDITIONS TO CONFIRMATION OF PLAN

A. Conditions to Confirmation. Except as expressly waived by the Debtors and the Creditors Committee, the following conditions must occur and/or be satisfied prior to Confirmation of the Plan:

     1. The Debtors must request and obtain from the Bankruptcy Court a Claims Bar Date for the Claims against the Debtors (excluding Claims of governmental entities), and such Claims Bar Date shall have passed.

     2. There shall be no Claims for cure of executory contracts or unexpired leases.

     3. The Debtors shall have set aside $250,000 in reserve for any potential Allowed Tax Claims (to be transferred to Newco pursuant to Section 6.2 of the
                                                           -----------
Plan to hold in reserve).

     4. All Class 8 Unsecured Claims, other than the Claims in respect of the Existing Indenture Trustee Expenses and/or Insured Claims, are disallowed by a
                                                               ----------
Final Order of the Bankruptcy Court or other Court of competent jurisdiction, which Final Order is no longer subject to being modified or reversed on reconsideration or appeal, or are otherwise resolved in a manner mutually acceptable to the Debtors and the Creditors Committee.

     5. All Claims of the PRT Noteholders and the Existing Indenture Trustee (on behalf of the PRT Noteholders and excluding any Existing Indenture Trustee Expenses) shall be allowed under the Confirmation Order.

     6. The Confirmation Order (and related findings of fact and conclusions of law) shall be in form and substance reasonably satisfactory to the Debtors and the Creditors Committee.

     7. The documentation in the Plan Supplement shall be in form and substance reasonably satisfactory to the Debtors and the Creditors Committee.

     8. No Agreement Termination Event, as such term is used in the Voting Agreement, shall have occurred.

B. Waiver of Conditions. The Debtors and the Creditors Committee may waive any condition set forth in Section IX.A. above at any time, without notice,
                       -------------
without leave of or order of the Court, and without any formal action other than proceeding to confirm the Plan.

C. Regulatory Conditions Not Waivable. It is the contention of GBHC, GBH and GBPF that if the Debtors and the PRT Noteholders are unable to obtain waivers of the qualification requirement for certain security holders (see discussion in
Section XII herein), then it is unlikely that the Plan can be confirmed without
-----------
substantial modifications, as the PRT Noteholders will be unable to hold the beneficial interests in the assets in the Liquidating Trust. The Debtors' position concerning the regulatory risks of the Plan are set forth herein at Section XII.
          ------------

                                      X.
                    CONDITIONS TO EFFECTIVENESS OF THE PLAN

A. Conditions to Effectiveness. Except as expressly waived by the Debtors and the Creditors Committee, the following conditions must occur and be satisfied on or before the Effective Date:

     1. The Confirmation Order (and related findings of fact and conclusions of law) shall have been signed by the Court and duly entered on the docket for the Reorganization Case by the clerk of the Court in form and substance reasonably acceptable to the Debtors and the Creditors Committee.

     2.   The Confirmation Order shall have become a Final Order.

     3. No Agreement Termination Event under the Voting Agreement shall have occurred.

     4. The Conditions to Consummation of the Financial Restructuring set forth in Section 2 of the Voting Agreement shall have been met.

B. Waiver of Conditions. The Debtors and the Creditors Committee may waive any condition set forth in Section X.A. (except for Section X.A.2.) at any time,
                       ------------             --------------
without notice, without leave of or order of the Court, and without any formal action other than proceeding to consummate the Plan.

                                      XI.
                 FUTURE BUSINESS OF REORGANIZED PCC AND NEWCO

A.   Ownership and Future business of reorganized pcc

     Pursuant to Section 6.2(P) of the Plan, the Reorganized PCC shall be a 100%
                 --------------
wholly owned subsidiary of HCC on and after the Effective Date. It is anticipated that the Reorganized PCC will be wound up and dissolved shortly after the Effective Date unless there are business reasons to justify its continued existence.

B.   Composition of Management and Directors of Reorganized PCC

     The names of the members of the Board of Directors of the Reorganized PCC that will serve on and after the Effective Date will be identified in a document to be filed with the Bankruptcy Court as part of the Plan Supplement. The new officers of Reorganized PCC that will serve on and after the Effective Date shall also be identified in a document to be filed with the Bankruptcy Court as part of the Plan Supplement. Such document will disclose the identity of any insider that will be employed or retained by the Reorganized PCC, and the nature of any compensation for such insider.

C.   Ownership and Future Business of Newco

     Newco, a newly formed Delaware limited liability company, shall be 100% wholly owned by PPI on and after the Effective Date, subject to dilution by the Newco Warrants held by the Liquidating Trust (which Newco Warrants may only be exercised with regulatory approval from the New Jersey Casino Control Commission). Newco will own 79% of the GBH common stock on and after the Effective Date. Other than holding such common stock, Newco's only anticipated business purpose, at the current time, is for it to serve as a "disbursing agent," of sorts, in connection with the Plan (that is, in connection with payments to the holders of Allowed Administrative Claims, Allowed Tax Claims and Allowed Class 8 Claims). More specifically, pursuant to Section 6.2(O) of the
                                                        --------------
Plan, the Reorganized PCC will transfer to Newco certain cash to be held by Newco for the benefit and payment of the holders of Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 8 Claims. Additionally, pursuant to Section 6.4 of the Plan, Newco will be obligated to transfer to the
   -----------
Disbursing Agent cash in excess of what is ultimately necessary to pay the Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 8 Claims. Additionally, Newco has the authority (along with the Liquidating Trust), pursuant to Section 6.10 of the Plan to file objections to Claims.
            ------------

D.   Composition of Management and Directors of Newco

     The names of the managers (if any) of Newco that will serve on and after the Effective Date will be identified in a document to be filed with the Bankruptcy Court as part of the Plan Supplement. It is anticipated that such managers will be current insiders of the Debtors.

E.   Liquidating Trust

     The name of the individual that will serve on and after the Effective Date as the Liquidating Trustee will be identified in a document to be filed with the Bankruptcy Court as part of the Plan Supplement. It is not anticipated that such person will be an insider of the Debtors. The Liquidating Trustee may have to be qualified under the New Jersey Casino Control Act.

                                     XII.
                             RISKS AND FEASIBILITY

A.   Risks Relative to the PRT Noteholders

     The Plan contemplates, in principal part, a $40,329,375 cash "take-out" of the Existing PRT Notes. It is the Debtors' good faith belief that there is virtually no risk associated with this component of the Plan, since the $40,329,375 cash has been escrowed in an account at State Street

Bank and Trust Company, a Massachusetts chartered trust company, Account No. 102449-020. However, it should be noted that it shall be an Agreement Termination Event, under the Voting Agreement, if an order confirming the Plan shall not have been entered and the Effective Date shall not have occurred by January 31, 2000, and it is relatedly a condition to Confirmation and to the occurrence of the Effective Date that no Agreement Termination Event shall have occurred. Thus, upon information and belief, there are no feasibility issues with regard to the cash "take-out" component of the Plan, so long as the Plan is implemented and becomes effective prior to January 31, 2000.

     In addition, the Plan also contemplates that a Liquidating Trust will be established, the beneficial interest holders of which shall be the holders of Existing PRT Notes. It is anticipated that the assets of the Liquidating Trust shall consist substantially of the following: (1) various claims (including the Deferred Fee and the Sands Confirmation Payment) that the Debtors have in the GBHC, GBH and GBPF bankruptcy cases; and (2) the Newco Warrants. There are, in fact, certain risks relating to the assets in the Liquidating Trust. These risks are two-fold: (1) there are risks relative to the collectibility of the claims against GBHC/GBH/GBPF; and (2) there are regulatory risks with regard to the transferability and exercisability of the Newco Warrants and with regard to other aspects of the Liquidating Trust. It is the specific contention of GBHC, GBH and GBPF that these risks also include significant regulatory risks which may preclude the transferability of the $5 Million GBHC Subordinated Note, the $10 Million GBHC Subordinated Note, and NJMI claims against GBHC, to the Liquidating Trust.

     First, with regard to the risks relative to the collectibility of the claims against GBHC/GBH/GBPF, there can be no assurance that these claims will ultimately be allowed in full in the Sands Bankruptcy. The Debtors cannot at this point in time make any predictions about the likely outcome of any proof of claim litigation, regarding these claims, in the Sands Bankruptcy. GBHC/GBH/GBPF preserved in the September 1998 Settlement Agreement any "ordinary course of business" type defenses, setoffs or counterclaims that they might have with regard to the Debtors' proofs of claim. GBHC has specifically conveyed that it may allege that it has offsets against the PCC and PRT notes receivable on account of a claim in the approximate amount of $10 million that GBHC allegedly holds against PCPI Funding Corp., a defunct subsidiary of GBCC, in respect of that certain advance from GBHC to PCPI Funding Corp., on or about September 27, 1990 in the amount of $6.6 million, plus accrued interest. GBHC may very well allege other theories for disallowance. Moreover, even if the claims are ultimately allowed in full, there can be no assurance that there will be any meaningful distribution in the Sands Bankruptcy on account of these claims. A plan of reorganization was filed in the Sands Bankruptcy June 1, 1999 and other plans (or modifications to this plan) may be filed. The plan filed in the Sands Bankruptcy on June 1, 1999 contemplates no distribution to PCC on account of the $5 Million GBHC Subordinated Note nor any distribution to PRT on account of the $10 Million GBHC Subordinated Note.

     Second, with regard to the regulatory risks, various approvals from the New Jersey Casino Control Commission ("NJCCC") are likely required pursuant to the Plan, as a result of both the

"Newco" and the Liquidating Trust features of the Plan. First, New Jersey law requires that no entity shall be eligible to hold a casino license unless each holder of "securities" issued by such entity is "qualified." N.J.S.A. 5:12-85(d). Thus, Newco (which the Plan contemplates will indirectly own 79% of the common stock/"securities" of the Sands) will have to be "qualified" by the NJCCC. A petition is currently pending before the NJCCC for such qualification of Newco (Petition No. 1659904), and such qualification is expected, but not assured. GBHC has indicated it may oppose Petition No. 1659904. Similarly, the ultimate holders of the Newco Warrants (i.e., the Liquidating Trustee and the beneficiaries of the Liquidating Trust) will also likely have to be "qualified" by the NJCCC as holders of "securities" of a casino licensee. A petition is currently pending before the NJCCC for a deferral of the qualification of the Liquidating Trustee (Petition No. 1659906) and the beneficiaries of the Liquidating Trust until such time as the holder(s) of the Newco Warrants (i.e., the Liquidating Trustee or the beneficiaries of the Liquidating Trust) seek to exercise or transfer the Newco Warrants. Such a deferral by the NJCCC is expected (but is not assured) since the Plan contemplates that the Newco Warrants will not be exercisable nor transferable without NJCCC approval and since the value of the Newco Warrants is so speculative. GBHC has indicated it may oppose certain of the relief requested in Petition No. 1659906. Even if the deferral of qualification is granted by the NJCCC pursuant to the pending application, there is no guarantee that the NJCCC will ultimately "qualify" the holders of the Newco Warrants or permit their exercise or transfer. Finally, New Jersey law also contemplates that a casino licensee shall establish the integrity of all financial sources. N.J.S.A. 5:12-84(b). As the holder of the various claims against the Sands, the Liquidating Trust (or the Liquidating Trustee or its beneficiaries) could be considered financial sources to a casino licensee that need "qualification" by the NJCCC. A petition now pending before the NJCCC (Petition No. 1659906) requests a waiver of the potential requirement that the Liquidating Trustee or beneficial owners of the Liquidating Trust be "qualified" as financial sources. Such waiver is expected but not assured. In the event such waiver is not received, the Plan may not be confirmable unless the holders of Class 1 Claims become qualified as financial sources.

     Finally, Petition No. 1659906 pending before the NJCCC requests overall approval of the "Financial Restructuring" contemplated by the Plan. There is a risk that the NJCCC will not approve such Financial Restructuring, in which case the Debtors may be required to modify the Plan. If the NJCCC approves the Financial Restructuring subject only to restrictions that (a) prior to exercise of the Newco Warrants, any holder must be licensed or qualified and (b) a holder of Newco Warrants may not transfer them without NJCCC approval, then the Debtors intend to go forward with confirmation and consummation. If the NJCCC approves the Financial Restructuring in substantial part but refuses to defer approval of the Newco Warrants (or outright refuses to approve the Newco Warrants), then the Debtors, with the concurrence of the Creditors Committee, may modify the Plan as necessary to make it confirmable.

     To reiterate, the Plan contemplates that the Newco Warrants will not be transferable to the beneficial holders of the Liquidating Trust (nor exercisable by the Liquidating Trustee or the beneficial holders of the Liquidating Trust or any other person) until required regulatory approvals are obtained from the New Jersey Casino Control Commission. There can be no assurance that the New Jersey Casino Control Commission will approve the transfer and/or exercise of the Newco Warrants. Moreover, there is no assurance that the Newco Warrants have any meaningful value since the Newco Membership Interests (for which the Newco Warrants are exercisable) are only worth something if Newco's 79% ownership in GBH ultimately has value. Given the current status of the Sands Bankruptcy, it is entirely possible that the GBH stock has no value. The plan filed June 1, 1999 in the Sands Bankruptcy contemplates cancellation and no distribution on account of the equity in GBH.

B. Risks Relative to Claims Other than PRT Noteholder Claims. All other Claims of Creditors of the Debtors (of which there are very few) will be unimpaired under the Plan, in that they will be paid in cash in full on the Effective Date or as soon as they become Allowed Claims (except for certain intercompany and/or insider Claims). It is anticipated that the only significant "other" Claims against the Debtors will be Administrative Claims. The Debtors believe that there is little risk that the actual amount of the total, non-PRT Noteholder Allowed Claims in this case will exceed the aggregate cash that the Debtors will have on hand on the Effective Date. In any event, the bar date (as to non-governmental entities) will expire prior to the time of the Confirmation Hearing, so parties will have certainty on this issue prior to Confirmation.

                                     XIII.
                 ALTERNATIVES TO PLAN AND LIQUIDATION ANALYSIS

     There are three possible consequences if the Plan is rejected or if the Bankruptcy Court refuses to confirm the Plan: (a) the Bankruptcy Court could dismiss the Debtors' Chapter 11 bankruptcy cases, (b) the Debtors' Chapter 11 bankruptcy cases could be converted to liquidation cases under Chapter 7 of the Bankruptcy Code, or (c) the Bankruptcy Court could consider an alternative plan of reorganization proposed by some other party.

A.   Dismissal

     If the Debtors' bankruptcy cases were to be dismissed, the Debtors would no longer have the protection of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code.

B.   Chapter 7 Liquidation

     If the Plan is not confirmed, it is likely that the Debtors' Chapter 11 cases will be converted to cases under Chapter 7 of the Bankruptcy Code, in which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. Whether a bankruptcy case is one under Chapter 7 or Chapter 11, secured creditors, Administrative Claims and Priority Claims are entitled to be paid in cash and in full before unsecured creditors receive any funds.

     If the Debtors' Chapter 11 cases were converted to Chapter 7, the present Administrative Priority Claims may have a priority lower than priority claims generated by the Chapter 7 cases, such as the Chapter 7 trustee's fees or the fees of attorneys, accountants and other professionals engaged by the trustee.

     The Debtors believe that liquidation under Chapter 7 would result in far smaller distributions being made to Creditors than those provided for in the Plan. Conversion to Chapter 7 would give rise to (a) additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee; (b) additional expenses and Claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations; and (c) a possible failure to realize the value of the Tunica Consulting Agreement and the Aurora Management Contract (see discussion at Section V hereinabove). In a Chapter 7
                                       ---------
liquidation, it is very possible that general unsecured creditors would receive little or a greatly diminished recovery on their claims.

     The plan provides for two elements of consideration to the PRT Noteholders. The first element transfers all of the assets of PCC, PRT and NJMI except for the PMLP limited partnership interest and the Tunica Consulting Agreement to the Liquidating Trust established for the benefit of the PRT Noteholders. Thus, the noteholders would receive the same value for the assets so transferred as they would receive in a Chapter 7 liquidation.

     The second element of the plan provides for a cash payment of $40,329,375 to the PRT Noteholders for the PMLP limited partnership interest and the Tunica Consulting Agreement. This sum represents the discounted present value of the Tunica Consulting Agreement ($2.85 million) and the PMLP limited partnership interest in the Aurora Management Contract ($37.48 million) assuming both contracts remain in effect for their respective remaining contract terms. Although this is a reasonable assumption with respect to the Tunica Consulting Agreement, it is doubtful that the Aurora Management Contract will remain in effect for the remaining 94 year term.

     PMLP is required to maintain a suppliers license with respect to the management services it provides to the Aurora Casino. PMLP's supplier's license expired in December 1998 and was renewed by the Illinois Gaming Board (the "IGB") through December 1999 with the condition that PML provide justification for future renewal.

     The IGB has expressed its opposition to the licensing of holders of management services contracts with percentage-based fees for Illinois riverboat gaming operations. PMLP's existing management contract is currently the only percentage-based management contract between a supplier and riverboat gaming operation. PCC believes that failure to consummate a plan of reorganization will facilitate the termination of the Aurora Management Contract, may cause the Illinois Gaming Board to deny renewal of PMLP's suppliers license at December 31, 1999 and consequently render PCC's limited partnership interest worthless.

     Even if the IGB were to renew the supplier's license on a year to year basis, it is highly unlikely that such renewals would extend past the maturity of the existing PRT Notes (April 15, 2004). In such event the estimated present value of the PMLP limited partnership interest would be $16.2 million.

     In determining the future cash flow of the Aurora Management Contract it was assumed that revenues earned and expenses incurred would escalate 3% per year. No provision was made for any future increases in Illinois gaming taxes or the possibility of additional competition. Accordingly, the Debtor believe that the $40,329,375 cash payment provided for in the plan includes a "top dollar" price for the PMLP limited partnership interest and significantly in excess of what would be realized by the PRT Noteholders in a Chapter 7 liquidation scenario.

                                     XIV.
                   CERTAIN UNITED STATES FEDERAL INCOME TAX
                           CONSEQUENCES OF THE PLAN

     The following discussion summarizes certain United States federal income tax consequences of the implementation of the Plan to the Debtors and to the PRT Noteholders.

     The following summary is based on the Internal Revenue Code of 1986 (the "Code"), Treasury regulations thereunder, judicial decisions and published rulings and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in these rules, or new interpretations of these rules, may have retroactive effect and could significantly affect the federal income tax consequences described below.

     The federal income tax consequences of the Plan are complex and subject to uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary does not address foreign, state or local tax consequences of the Plan, and it does not purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, insurance companies, financial institutions, small business investment corporations, regulated investment companies, tax-exempt organizations or investors in pass through entities). The tax consequences to PRT Noteholders may vary based upon the specific characteristics and circumstances of the holders.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO THE HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PLAN.

A.   Treatment of the Debtors

     1.   Transaction Steps. Pursuant to the Plan, the Debtors and other
          -----------------
members of the GBCC consolidated group are engaging in various steps to form the Liquidating Trust and to reorganize (the "Transaction Steps"), prior to the distribution to the PRT Noteholders of beneficial interests in the Liquidating Trust with respect to their Existing PRT Notes. The Transaction Steps have been ordered in such a manner as to minimize adverse tax consequences to the Debtors and other members of the GBCC consolidated group.

     2.   Cancellation of Debt.
          --------------------

          On the Effective Date, and the date thereafter, pursuant to the Plan, the Debtors will distribute $40,329,375, any additional Reorganized PCC cash not retained for the Chapter 11 Payables Reserve, the right to receive such retained cash not later needed for the Chapter 11 Payables Reserve, and beneficial interests in the Liquidating Trust to holders of Existing PRT Notes with an outstanding principal amount of $85 million and accrued interest. As described more fully in Section 6.2 of the Plan, the Liquidating Trust will hold various
              -----------
assets (such assets, the "Liquidating Trust Assets").

          As discussed more fully below, the transfers to the Liquidating Trust should be treated for federal income tax purposes as if (i) the Debtors sold the non-cash Liquidating Trust Assets at their fair market value to the PRT Noteholders and transferred cash to such PRT Noteholders in exchange for the Existing PRT Notes, and (ii) immediately thereafter, the PRT Noteholders contributed the Liquidating Trust Assets to the Liquidating Trust.

          The Debtors generally will realize cancellation of indebtedness income ("COD income") in respect of the PRT Existing Notes, in an amount equal to the difference between (i) the adjusted issue price of the PRT Existing Notes and the accrued interest from which the Debtors are discharged and (ii) the amount of cash and the fair market value of non-cash Liquidating Trust Assets transferred by the Debtors in respect of the PRT Existing Notes. Because the Debtors are in bankruptcy, this COD income generally will not be included in the gross income of the Debtors.

          In general, the Internal Revenue Code provides that a debtor in a bankruptcy case must reduce its tax attributes, such as NOLs, tax credits, and tax basis in its assets, by any excluded COD income. This rule is subject to certain exceptions, such as where the payment of the discharged debt would have given rise to a tax deduction, or where the tax basis of the debtor's assets is less than the debtor's liabilities. The Debtors should realize a significant amount of excluded COD income pursuant to the Plan.

B.   Consequences to PRT Noteholders

     1.   Generally. Each PRT Noteholder will recognize gain or loss in respect
          ---------
of the PRT Existing Notes, in an amount equal to the difference between (i) the amount of cash and the fair market value of non-cash Liquidating Trust Assets received by the Debtors and the Liquidating Trust in respect of the PRT Existing Notes (other than the amounts, if any, treated as interest) and (ii) the adjusted tax basis of the PRT Existing Notes in the hands of such Noteholder.

          The character of any income or loss realized by a PRT Noteholder as capital gain or loss and, in the case of capital gain or loss, as short-term or long-term, will depend on a number of factors, including (i) the tax status of such holder, (ii) whether the Existing PRT Note is a capital asset in the hands of such holder, (iii) whether the Existing PRT Note has been held for more than a year, (iv) the extent to which the holder had previously claimed a loss, bad debt deduction or charge to a reserve for bad debts with respect to the Existing PRT Note. Special considerations apply to PRT Noteholders who acquired their PRT Notes at a discount subsequent to their issuance or when interest was in default. Each holder of an Existing PRT Note is urged to consult its own tax advisor as to the application of these factors to its own particular circumstances. The tax consequences of the receipt of cash and property that is allocable to accrued but unpaid interest is discussed below in the section entitled "Receipt of Interest."

          No gain or loss should be recognized by such a PRT Noteholder on the deemed contribution of the Liquidating Trust. The Liquidating Trust will provide to each such PRT Noteholder a report setting out the fair market value as of the Effective Date of the Liquidating Trust Assets transferred by the Debtors in respect of the Existing PRT Notes which values will be consistent with those used by the Debtors in determining their COD income. The PRT Noteholders must use those values for all federal income tax purposes.

     2.   Receipt of Interest. A PRT Noteholder will recognize ordinary income
          -------------------
to the extent it receives cash or property properly allocable to interest that has not already been included by the PRT Noteholder in income for federal income tax purposes under its method of accounting. In the event that the cash and other property properly allocable to interest is less than the amount previously included as interest on the Existing PRT Note in the PRT Noteholder's federal income tax return, the discharged portion of interest may be deducted in the taxable year in which the Effective Date occurs. Whether, and the extent to which, consideration distributed under the Plan is properly allocable to interest is uncertain; PRT Noteholders should therefore consult their own tax advisors concerning that subject.

     3.   Backup Withholding. Under the Code, interest, dividends and other
          ------------------
"reportable payments" may, under certain circumstances, be subject to "backup withholding" at a 20% rate. Withholding generally applies if the payee (i) fails to furnish his social security number or other taxpayer identification number ("TIN"); (ii) furnishes an incorrect TIN; (iii) fails properly to report interest or dividends; or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.

     4.   Tax Treatment of Liquidating Trust. The Liquidating Trust is intended
          ----------------------------------
to qualify as a liquidating trust pursuant to Treasury Regulations section 301.7701-4(d) and the remainder of this discussion assumes that the Liquidating Trust so qualifies.

          The transfer of assets to the Liquidating Trust will be treated for federal income tax purposes as if (i) the Debtors sold the non-cash assets in the Liquidating Trust at their fair market value to the PRT Noteholders and also transferred cash to such Noteholders, in exchange for the Existing PRT Notes, and (ii) immediately thereafter, the PRT Noteholders transferred the Liquidating Trust Assets to the Liquidating Trust. The remainder of this discussion assumes that the Liquidating Trust will qualify as a liquidating trust for federal income tax purposes.

          The Liquidating Trust will be treated as a grantor trust owned by the holders of the Existing PRT Notes. Each owner of an interest in the Liquidating Trust (a "Creditor-beneficiary") will therefore be considered for tax purposes to own an undivided interest in the corresponding underlying assets of the Liquidating Trust, and, as discussed more fully below, will be taxable on its allocable share of the income, gains, or losses of the Liquidating Trust. None of the losses, NOL carryforwards or other tax attributes of the Debtors will be available to offset income or gain of the Liquidating Trust and the Creditor-beneficiaries.

          Each Creditor-beneficiary will be required to take into account and report on its federal income tax return its allocable share of the income, gain, deduction, loss and credit (and each separate item thereof) recognized by the Liquidating Trust, including its share of income, gain or loss recognized on payments with respect to any of the assets on a current basis, or on the disposition of such assets, in the same manner as if such Creditor-beneficiary held directly its allocable shares of the assets. A Creditor-beneficiary's gain or loss on the Liquidating Trust's disposition of an asset will be equal to the difference between (i) its pro rata share of the amount of cash or other property received by the Liquidating Trust in exchange for such asset and (ii) its adjusted basis in its pro rata share of such asset. The character of such income, gain, deduction or loss will generally be determined by reference to the nature of the payment and the character of the asset in the hands of such Creditor-beneficiary.

          Each Creditor-beneficiary's obligation to report its share of the Liquidating Trust's tax items is not dependent on the distribution of any cash or other proceeds by the Liquidating Trust. Accordingly, a Creditor-beneficiary may incur a tax liability as a result of owning a beneficial interest in the Liquidating Trust, regardless of whether the Liquidating Trust distributes any amounts to such Creditor-beneficiary.

          The Liquidating Trust may hold Liquidating Trust Assets for PRT Noteholders who remain unidentified after the Effective Date (e.g., distributions to such PRT Noteholders are returned as undeliverable). While there is no authority governing the treatment of such holders, or their effect, if any, on the qualification of the Liquidating Trust as a grantor trust, the Liquidating Trust intends to pay tax on income and gain allocable to such PRT Noteholders at the highest rate applicable to trusts (for federal income tax purposes, currently, 39.6%), to the extent that income, gain, deduction, loss and credit (and each separate item thereof) recognized by the Liquidating Trust cannot be allocated by such PRT Noteholders.

          The Liquidating Trust will file annual information tax returns as a grantor trust with the Internal Revenue Service that will include information concerning the allocation of items of income, gain, loss, deduction or credit to Creditor-beneficiaries. Each Creditor-beneficiary will receive a copy of such information return and will be required to report on its federal income tax return its allocable share of all such items. The character of income, gain, loss, credit and deduction to any Creditor-beneficiary, and the ability of any Creditor-beneficiary to benefit from any deductions or losses, may depend on the particular status of such Creditor-beneficiary.

                                      XV.
                           MISCELLANEOUS PROVISIONS

A.   Issuance of "Securities" under the Plan.

     In the event that any of the Newco Warrants being issued under the Plan, the beneficial interests of the PRT Noteholders in respect of the Liquidating Trust, or the undertaking of the Reorganized PCC pursuant to Section 6.2(J) of
                                                             --------------
the Plan could be deemed to be "securities," the following discussion applies. However, it should be noted that the Newco Warrants shall not be transferable to the beneficial holders of the Liquidating Trust or any other person (nor exercisable by either the Liquidating Trustee or the beneficial holders of the Liquidating Trust or any other person) until required regulatory approvals are obtained from the New Jersey Casino Control Commission. Additionally, the beneficial interests in the Liquidating Trust shall not be transferable absent regulatory review and approval of the transferee.

     Section 1145 of the Bankruptcy Code exempts the original issuance of securities under a plan of reorganization from the registration requirements of section 5 of the 1933 Act and state and local laws requiring registration or licensing if three principal requirements are satisfied: (i) the securities must be issued by the debtor, its successor, or an affiliate participating with the debtor under a plan of reorganization; (ii) the recipients of the securities must hold a claim against the debtor, an interest in the debtor or a claim for an administrative expense against the debtor; and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or "principally" in such exchange and "partly" for cash or property.

     Newco will be a Delaware limited liability company whose only member currently is PCC and whose only member after implementation of the Plan will be PPI. Pursuant to Section 6.2(O)
                 --------------
of the Plan, Newco shall become the owner of PCC's 79% common stock interest in GBH plus certain Cash of the Debtors that is not transferred to the Liquidating Trustee. The Debtors will transfer to the Liquidating Trust their claims and rights to receive payments from the Sands Debtors. Pursuant to the Plan, the Liquidating Trustee will receive, and hold pending the receipt of necessary regulatory approvals or waivers, the Newco Warrants (warrants to acquire 62 % of the membership interests in Newco). The Newco Warrants are being issued pursuant to the Plan by either an "affiliate" of the Debtors or, alternatively, a "successor" to the Debtors (that is, Newco) inasmuch as the GBH Stock and certain Cash, both assets of the Debtors, are being transferred to Newco. Pursuant to the Plan, Cash, beneficial interests in the Liquidating Trust and the Newco Warrants (upon receipt of necessary regulatory approval) will be exchanged for claims of PRT Noteholders, who hold claims in these cases against PCC and PRT. Accordingly, the issuance pursuant to the Plan of the Newco Warrants and the beneficial interests in the Liquidating Trust are exempt from the registration requirements of section 5 of the 1933 Act and applicable state laws.

     1. Potential Post-Confirmation Transfers of the Newco Warrants and/or Beneficial Interests in Liquidating Trust and/or the undertaking of the Reorganized PCC pursuant to Section 6.2(J) of the Plan.
                                          --------------

     Resales of and subsequent transactions in the Newco Warrants and/or the beneficial interests in the Liquidating Trust (if ever requested of and permitted by the New Jersey Casino Control Commission) and/or the undertaking of the Reorganized PCC pursuant to Section 6.2(J) of the Plan after the original
                                --------------
issuance are also exempted from the registration requirements of section 5 of the 1933 Act and applicable state laws, except for certain transactions by "underwriters," as that term is defined in section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

          (i) persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest ("accumulators");

          (ii) persons who offer to sell securities offered under a plan for the holders of such securities ("distributors");

          (iii) persons who offer to buy such securities for the holders of such securities, if the offer is (a) with a view to distributing them or (b) made under a distribution agreement ("syndicators"); and

          (iv) a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the 1933 Act.

     Under section 2(11) of the 1933 Act, an "issuer" includes any person directly or indirectly controlling or controlled by Newco and/or the Liquidating Trust and/or Reorganized PCC, or any person under direct or indirect common control with Newco and/or the Liquidating Trust and/or Reorganized PCC (a "control person").

     Whether a person is an "issuer," and therefore an "underwriter," for purposes of section 1145(b) of the Bankruptcy Code, depends on a number of factors. These include: (i) the person's equity interest in Newco and/or the Liquidating Trust and/or Reorganized PCC; (ii) the distribution and concentration of other equity interests in Newco and/or the Liquidating Trust and/or Reorganized PCC; (iii) whether the person is an officer or director of Newco and/or the Liquidating Trust and/or Reorganized PCC; (iv) whether the person, either alone or acting in concert with others, has a contractual or other relationship giving that person power over management policies and decisions of Newco and/or the Liquidating Trust and/or Reorganized PCC; and (v) whether the person actually has such power notwithstanding the absence of formal indicia of control. An officer or director of Newco and/or the Liquidating Trust and/or Reorganized PCC may be deemed a controlling person, particularly if his position is coupled with ownership of a significant percentage of voting stock. In addition, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor with at least 10% of the securities of a debtor could be deemed a controlling person.

     At the Confirmation Hearing, the Debtors will request that the Bankruptcy Court make a specific finding and determination that the issuance and distribution of the Newco Warrants (as well as the "beneficial interests" in the Liquidating Trust and the undertaking of the Reorganized PCC pursuant to Section
                                                                         -------
6.2(J) of the Plan) to the Creditors will be covered by the provisions of
------
section 1145 of the Bankruptcy Code.

     To the extent that a holder of an Allowed Claim is deemed to be an "underwriter," such holder may make public offers and sales of the Newco Warrants and/or the beneficial interests in the Liquidating Trust (if ever requested of and permitted by the New Jersey Casino Control Commission) and/or the undertaking of the Reorganized PCC pursuant to Section 6.2(J) of the Plan
                                                   --------------
only in accordance with the registration requirements of the 1933 Act or exemptions therefrom (see disclosure concerning Rule 144 below). In addition, transfers of such securities may be restricted by, and will require compliance with, state securities laws.

     The staff of the SEC has taken the position that control persons may resell securities issued under a plan or reorganization that was confirmed under the Bankruptcy Code by complying with Rule 144 (except for the holding period of Rule 144(d)). Holders of Allowed Claims who believe that they may be statutory "underwriters" under the definition of that term contained in section 1145(b) of the Bankruptcy Code are advised to consult with their own counsel as to the availability of any exemptions under the 1933 Act.

GIVEN THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE PLAN PROPONENTS MAKE NO REPRESENTATION CONCERNING THE RIGHT OF ANY PERSON TO TRADE THE NEWCO WARRANTS AND/OR THE BENEFICIAL INTERESTS IN THE LIQUIDATING TRUST (IF EVER REQUESTED OF AND PERMITTED BY THE NEW

JERSEY CASINO CONTROL COMMISSION). THE PLAN PROPONENTS RECOMMEND THAT RECIPIENTS OF THE NEWCO WARRANTS AND THE BENEFICIAL INTERESTS IN THE LIQUIDATING TRUST CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE THE NEWCO WARRANTS AND/OR THE BENEFICIAL INTERESTS IN THE LIQUIDATING TRUST OR WHETHER THERE ARE ANY RESTRICTIONS ON THE RESALE OF THE NEWCO WARRANTS AND/OR THE BENEFICIAL INTERESTS IN THE LIQUIDATING TRUST UNDER ANY APPLICABLE "BLUE SKY" OR OTHER SECURITIES LAWS.

     2.   Certain Transactions by Stockbrokers

     Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers are required to deliver a copy of this Disclosure Statement (and supplement hereto, if any) at or before the time of delivery of securities issued under the Plan to their customers for the first 40 days after the Effective Date. This requirement specifically applies to trading and other after-market transactions in such securities.

B.   nO LIABILITY for Solicitation or Participation.

     As specified in section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

                                     XVI.
                                  CONCLUSION

     This Disclosure Statement has attempted to provide information regarding the Debtors' estates and the potential benefits that might accrue to holders of Claims against and Interests in the Debtors under the Plan as proposed. The Plan is the result of extensive efforts by the Debtors, their advisors, and management to provide the creditors with a meaningful dividend. The Debtors believe that the Plan is feasible and will provide each holder of a Claim against the Debtors with an opportunity to receive greater benefits than those that would be received by termination of the Debtors' business and the liquidation of their assets, or by any alternative plan or sale of the business to a third party. The Debtors, therefore, hereby urge you to vote in favor of the Plan.

     Whether or not you expect to attend the Confirmation Hearing, which is scheduled for August 26, 1999, at 2:00 p.m. Eastern Daylight Savings Time, you must sign, date, and mail your ballot as soon as possible for the purpose of having your vote count at such hearing. All votes must be returned to Stacey Jernigan, Esquire, Haynes and Boone, L.L.P., 901 Main Street, Suite 3100, Dallas, Texas 75202-3714, as indicated on the Ballot, on or before 4:00 p.m. Eastern Daylight Time on August 20, 1999. Any ballot which is illegible or which fails to designate an acceptance or rejection of the Plan will be counted as a vote in favor of the Plan.

Dated: July 7, 1999
       ------------


                              PRATT CASINO CORPORATION
                              Debtor and Debtor-In-Possession


                              /s/   John C. Hull
                              ----------------------------------------------
                              By:
                                  Its: Chief Executive Officer


                               PRT FUNDING CORP.
                              Debtor and Debtor-In-Possession


                              /s/  John C. Hull
                              ----------------------------------------------
                              By:
                                  Its: Chief Executive Officer


                               NEW JERSEY MANAGEMENT, INC.
                              Debtor and Debtor-In-Possession


                              /s/ John C. Hull
                              ----------------------------------------------
                              By:
                                  Its: Chief Executive Officer

Counsel to the Debtors:
-----------------------

Robert D. Albergotti, Esquire
Stacey Jernigan, Esquire
HAYNES AND BOONE, L.L.P.
901 Main Street, Suite 3100
Dallas, Texas 75201-3714
Telephone: (214) 651-5000

Steven K. Kortanek, Esquire
KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP
919 Market Street, Suite 1000
Wilmington, Delaware 19801-3062
Telephone: (302) 426-1189

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